UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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A New Tomorrow, Today
Dear fellow Oasis Shareholders,
Oasis enters 2021 in a much stronger condition and more opportunity-rich environment than in recent years. Last year was challenging for our company and industry, as the COVID-19 pandemic disrupted our personal lives and sent shock waves throughout the economy and markets in which we operate. In spite of those challenges, Oasis completed its financial reorganization which set the stage for our new business model: generating value for shareholders with an intense discipline to ensure sustainability for stakeholders. Our motto this year of “A New Tomorrow, Today” captures the momentum we have built since emerging from restructuring.
With a true commitment to disciplined stewardship of your capital combined with our premier assets, low cost structure, and deeply experienced operating team, Oasis now represents a sustainable enterprise focused on strong returns and free cash flow generation.
I am honored to lead Oasis as Board Chair and CEO and to welcome onto our Board five diverse, fully-committed, engaged, independent, and experienced new Directors. Working together with the Oasis team, we have been laser-focused on implementing meaningful new initiatives to ensure Oasis’ new competitiveness and successful future. We are thoughtfully accelerating strategic initiatives to the near-term that will take others years to accomplish.
For example, we have elevated the visibility and focus of our ESG efforts company-wide through our new “Nominating, Environmental, Social & Governance” board committee, which, along with management, develops our ESG initiatives. The significance of ESG matters is personal to me. We are responsible stewards of our resources, people, and environment for the benefit of our communities and our stakeholders. Other important installed initiatives include:
■A recently introduced, industry leading and creative performance-based management incentive plan, 75% of which is returns based, with the majority based on absolute returns;
■A capital allocation Board committee which oversees a new systematic capital allocation process and tests every dollar of capital spend through a rigorous framework; and
■A management-led Risk Committee and improved enterprise risk management identification, systems, controls, and proactive mitigation plans to ensure we are protecting your investment.
We were very excited to announce our first ever fixed dividend to common shareholders. Having worked with our bank group and Board to truly validate our long-term, value-generating, returns-focused business plans afforded us the confidence to install this attractive measure to return capital to our shareholders. This is a spectacular achievement and an example of how we are achieving what people thought we might do tomorrow, today.
Oasis’s sustainable position in the energy transition is enviable – our inventory and cost structure, along with our complementary, value-added midstream infrastructure, are differentiating factors. Due to our strong asset base we are able to hold volumes relatively flat at a low capital intensity; and we have worked with a third party advisor to achieve process optimizations thereby reducing our capital, operating, and overhead cost structure. Oasis also enjoys a pristine, best-in-class balance sheet, which provides durability, and which we will vigorously defend.
While these elements of a business plan are critical, our plans are only as good as our people. I proudly say that we have an excellent team at Oasis, which is supported by an incredibly strong organization with a rich culture.
Considering all of this, we aim to be a leader in the cleaner, more efficient, and more profitable production of energy for the betterment of all mankind and with serious protections for our environment and the communities in which we operate. We also aim to be the employer and good neighbor-of-choice everywhere we operate. Finally, our aim is to make you proud and rewarded to be a shareholder—we understand that financial sustainability is the foundation upon which all other sustainability depends.
Again, I am proud of and grateful for the work of the Oasis team, and the support of our shareholders, over the past year. As we move forward, I would appreciate your voting support for the items as described in the proxy statement. Together, we are well-positioned for future success.
Sincerely,
Douglas E. Brooks
Board Chair and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The 2021 Annual Meeting of Shareholders of Oasis Petroleum Inc. will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, April 28, 2021, at 9:00 a.m. Central Time.

AGENDA:
1.    Election of six Directors to serve until the Company's 2022 Annual Meeting;
2.    Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021;
3.    Advisory vote to approve executive compensation as described in the accompanying Proxy Statement.
4.    To transact such other business as may properly come before the Annual Meeting.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a shareholder of record at the close of business on March 5, 2021.
YOUR VOTE IS IMPORTANT
Please vote over the Internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. Alternatively, you may complete, sign and return a proxy card by mail. Instructions on how to vote can be found on page 71.

By Order of the Board of Directors,

Houston, Texas	Nickolas J. Lorentzatos
March 18, 2021	Corporate Secretary

IMPORTANT NOTICE REGARDING THE ELECTRONIC AVAILABILITY OF
PROXY STATEMENT AND ANNUAL REPORT
We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s shareholders via the internet. These rules allow us to provide information that the Company’s shareholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. The Company is making this proxy statement and its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) available to its shareholders at www.proxyvote.com.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are: long-term effects of COVID-19 and production actions taken by Saudi Arabia, Russia, and other national producers; our ability to successfully capitalize on our reorganization under Chapter 11 of the United States Bankruptcy Code, execute our new strategy and operate on a long-term basis; increased costs of capital; the risks associated with drilling for and producing crude oil and natural gas; our estimates and assumptions regarding our net proved reserves; crude oil, natural gas and NGL prices; the unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services or the unavailability of sufficient transportation for our production; liability claims associated with our operations; legislative or regulatory changes regarding environmental, health or safety matters; our compliance with applicable laws; weather conditions and adverse impacts from climate change; and the other factors we disclose as important factors that could cause our actual results to differ materially from our expectations under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 8, 2021. All statements, other than statements of historical fact included in this proxy statement, regarding our strategic tactics, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this proxy statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this proxy statement. We disclaim any obligation to update or revise these statements unless required by securities law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this proxy statement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved, and we disclaim any obligation to update or revise these statements unless required by securities law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf, and you should not place undue reliance on these forward-looking statements.
NOTE REGARDING CERTAIN VOLUNTARY DISCLOSURES
We have included in this proxy statement certain voluntary disclosures regarding our environmental, health and safety efforts, community involvement and related matters because we believe these matters are of interest to some of our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction (collectively, “Applicable Law”), or as that concept is used in the context of financial statements and financial reporting, and nothing in these voluntary disclosures or other sustainability reports or statements we may issue from time to time should be construed to indicate otherwise.  In addition, although our voluntary disclosures or other sustainability reports or statements may describe potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is defined by or construed in accordance with Applicable Law, or as the concept is used in the context of financial statements and financial reporting.  Moreover, while we may use the terms “material,” “materiality” and similar terms in our voluntary disclosures or other sustainability reports or statements, we are using such terms to refer to the topics that may reflect significant environmental or social impacts or to topics that substantively influence assessments by certain third parties promulgating various environmental or social ratings or scores, and are not using “material,” “materiality” and similar terms in these contexts as those concepts are defined by or construed in accordance with Applicable Law, or as those concepts are used in the context of financial statements and financial reporting.

Sustainability at a Glance

OASIS

Environmental

25%
year-over-year reduction in total emissions (CO_2e), 2018–2019

50%+
less gas flared than North Dakota peer average

67%
per year reduction in reportable spills 2019–2020

350,000+
fewer truck round trips, reducing emissions and safety incidents

Social

~40% REDUCTION
in recordable injuries, 2015–2020

19%
increase in minority workforce

13%
increase in female workforce

~$4.5 Million
contributed to community initiatives

Governance

83%
independent directors

33%
female directors with board leadership roles

Declassified
the board of directors

NESG
board committee

Highlights

Best-in-Class
balance sheet

$1.50
per share annualized dividend

Progressive
industry-leading executive compensation program

Reducing Risk
formal Enterprise Risk Management (ERM) system

2021 Compensation at a Glance

75% of Equity Compensation Based on Returns

3–4 Year Vesting

- Vesting schedule longer than industry peers
- Time horizon consistent with assessing long-term value creation

Returns Driven

- Absolute shareholder return limits upside if stock doesn't increase in value
- Relative shareholder return gives some reward for outperforming the sector

Broad Market Benchmark

- Component of PSU award tied to broach market index
- Benchmarking the company against broader universe of investment alternatives

Incentives Aligned with Long-Term Value Creation

Time-Based RSUs
25%
25%
25%
25%
Relative TSR PSUs vs. Industry Peers
Relative TSR PSUs vs. Broad-Based Index
Absolute TSR PSUs/LSUs
JAN 2021
Initial Grant
JAN 2022
No Grant
JAN 2023
No Grant
JAN 2024
Normal Grant TBD
JAN 2025
Normal Grant TBD

Longer vesting schedules and stringent returns criteria differentiate Oasis's compensation program

SELECTED TABLE OF CONTENTS

Item 1: Election of Directors
❖ WHO WE ARE
❖ HOW WE ARE SELECTED AND ELECTED
❖ HOW WE GOVERN AND ARE GOVERNED
❖ HOW WE ARE COMPENSATED
❖ HOW TO COMMUNICATE WITH US
✓ THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE PERSONS NOMINATED

OUR BOARD OF DIRECTORS

WHO WE ARE
Our directors were appointed to the Board in November 2020 in connection with our emergence from Chapter 11 bankruptcy. They are diverse, industry-leading experts with an average of 30 years of industry leadership experience across multiple disciplines. Each of our directors will stand for election annually and must be elected by a majority of shares voted.

Certain other directorships
•California Resources Corporation
•OMP GP LLC, general partner of Oasis Midstream Partners LP

Principal occupation or employment
•Board Chair and Chief Executive Officer of the Company and Board Chair of OMP GP LLC
Previous Experience
•Mr. Brooks served on the Board of Directors of Chaparral Energy, Inc. from 2017 to October 2020 and also served on the Board of Directors of Madalena Energy Inc. (now Centaurus Energy, Inc.)
•President, Chief Executive Officer and Director of Energy XXI Gulf Coast, Inc., an offshore Gulf of Mexico exploration and production company, from April 2017 until the company was acquired by an affiliate of Cox Oil LLC in October 2018
•From 2015 to 2016, President, Chief Executive Officer and Director of Yates Petroleum Corporation, a privately owned exploration and production company, which merged with EOG Resources.

Mr. Brooks provides extensive industry and leadership experience to the Board and given his experience, he is well positioned to provide key insight into asset management, operations and strategy.
DOUGLAS E. BROOKS
BOARD CHAIR CHIEF EXECUTIVE OFFICER Montgomery, Texas Age: 62 Director Since: 2020

Committees
•Audit & Reserves, Audit Committee Financial Expert
•Chair, Nominating, Environmental, Social & Governance
Certain other directorships
•Gulfport Energy
Principal occupation or employment
•Golden Advisory Services, LLC
Previous Experience
•Managing Director at Lantana Energy Advisors, specializing in energy transactions from 2018 to 2020
•Managing Director at TPG Sixth Street Partners, a global finance and investment firm, from 2016 to 2018
•Technical Director at Denham Capital Management LP, an energy and resources-focused global private equity firm, from October 2011 to September 2016
•Previously served as Global Reserves Audit Manager and Business Opportunity Manager at Royal Dutch Shell PLC; Vice President of EIG Global Energy Partners; and Vice President of Ryder Scott Company

Ms. Holroyd holds FINRA Certifications (Series 79 and Series 63) and is a Certified Corporate Director by the National Association of Corporate Directors. She is a Registered Professional Engineer in the State of Texas. Ms. Holroyd's reserves and investment expertise are invaluable to Oasis as a public company navigating the current market environment.

SAMANTHA HOLROYD
LEAD INDEPENDENT DIRECTOR Houston, Texas Age: 52 Director Since: 2020

Committees
•Chair, Compensation
•Nominating, Environmental, Social & Governance
Certain other directorships
•Pioneer Energy Services Corp, Audit Committee Chair
Principal occupation or employment
•CEO and President of Javelin Energy Partners
•Interim CEO of Venado Oil & Gas
Previous Experience
•Co-founded Covey Park Energy, Inc. and served as its co-Chief Executive Officer and board member from 2013 to 2019 when it sold to Comstock Resources; served on Comstock Board from 2019 to 2020
•Vice President of Business Development and Marketing at EXCO Resources
•Co-founder and President of Jacobi-Johnson Energy
Mr. Jacobi brings to the Board executive management experience and extensive experience with acquisitions and corporate development in the oil and gas industry.
JOHN JACOBI
Dallas, Texas Age: 67 Director Since: 2020

Committees
•Compensation
•Nominating, Environmental, Social & Governance
Principal occupation or employment
•Managing Partner of Oyster Creek, LLC, an investment and advisory firm
Previous Experience
•Partner with Riverstone Holdings LLC, a New York-based private equity firm focused on investments in the energy and power industry globally
•Director with The Beacon Group, LLC, a privately held firm specializing in principal investing and strategic advisory services
•Director of Cobalt International Energy, Inc., Liberty Oilfield Services Inc., Magellan Midstream Partners, L.P., Petroplus International N.V.
Mr. Lancaster has significant experience investing in the energy industry and with mergers, acquisitions and capital markets, providing the Board with crucial strategic perspective.
N. JOHN LANCASTER, JR.
Darien, Connecticut Age: 52 Director Since: 2020

OUR BOARD OF DIRECTORS

Committees
•Audit & Reserves, Audit Committee Financial Expert
•Compensation
Certain other directorships
•Summit Midstream Partners, Audit Committee
Principal occupation or employment
•President and Chief Executive Officer of EQT Corporation from 2018 to 2019
Previous Experience
•Senior Vice President and Chief Financial Officer of EQT Corporation, and EQT Midstream Services, LLC, EQT GP Services, LLC from 2016 to 2018
•Senior Vice President and Chief Financial Officer of Rice Midstream Management LLC from 2017 to 2018
•Executive Vice President and Chief Financial Officer of Precision Drilling Corporation from 2010 to 2016
•Five years with Simmons & Company International
•Six years as an engineer with Schlumberger Limited
Mr. McNally brings corporate finance expertise and extensive public company boardroom and executive management experience to the Board.
ROBERT MCNALLY
Park City, Utah Age: 50 Director Since: 2020

Committees
•Chair, Audit & Reserves, Audit Committee Financial Expert
•Nominating, Environmental, Social & Governance
Certain other directorships
•Sempra Energy, Audit Committee and Safety, Sustainability & Technology Committee
Principal occupation or employment
•Senior Vice President, Midstream and Marketing for Occidental Petroleum from 2016 to 2019
Previous Experience
•Senior Vice President, Strategy and Development for Occidental, overseeing the company’s business development, financial planning and land activities
•Executive Vice President and Chief Financial Officer of Occidental, responsible for the accounting, tax, treasury, investor relations, internal audit and financial planning functions
•Managing Director in the Global Natural Resources Group and Mergers & Acquisitions Group in the Investment Banking Division at Goldman, Sachs & Co.
Ms. Walker brings extensive financial expertise and executive management experience to the Board. Her investment banking experience provides insight into the investor perspective.
CYNTHIA WALKER
Houston, Texas Age: 44 Director Since: 2020
To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the six nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, management of the Company does not expect this to occur.

HOW WE ARE SELECTED AND ELECTED
SKILLS, EXPERIENCE, DIVERSITY
The Board believes it is important for directors to possess a diverse array of backgrounds, skills, and achievements, and when considering new candidates, the Nominating, Environmental, Social & Governance ("NESG") Committee, with input from the Board, takes these factors into account as well as other appropriate characteristics, such as sound judgment, personal character and integrity. The Board's commitment to diversity is found in the charter of the NESG Committee which states that the NESG Committee will take into account "diversity in professional experience, skills, background, race, gender and other attributes, and the optimal enhancement of the current mix of talent and experience on the Board," and the Committee takes reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Committee is affirmatively instructed to seek diverse candidates. In furtherance of its commitment to diversity, equity, and inclusion, the Board has changed the title "Chairman of the Board" to "Board Chair" and each "committee chairman" title to "committee chair."
The goal is to assemble and maintain a Board composed of individuals that not only bring a wealth of business and/or technical expertise, experience, and achievement, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations. We believe our current Board reflects these principles. With an average of over 30 years of industry experience, our directors have held leadership roles across the upstream, midstream, oil services, investing, banking, advising, and finance industries. Furthermore, one-third of our directors are women, and they hold the critical leadership positions on our Board of Lead Independent Director, Audit & Reserves Committee Chair, and NESG Committee Chair.

	Brooks	Holroyd	Jacobi	Lancaster	McNally	Walker
Current or past public company CEO or C-suite	✓		✓		✓	✓
E&P/Midstream Operations	✓	✓	✓	✓	✓	✓
Capital Allocation/Investment	✓	✓	✓	✓	✓	✓
Environmental, health and safety management	✓		✓		✓	✓
Mergers and acquisitions	✓	✓	✓	✓	✓	✓
Information Security	✓	✓	✓		✓
MAJORITY VOTING POLICY
The Company's belief in directors' accountability is evident in the provision in our bylaws which provides that any director who receives more votes “against” than “for” in an uncontested election must offer to tender their resignation to the Board of Directors for consideration. In such event the NESG Committee will determine whether to accept such resignation, subject to approval by the full Board of Directors. Promptly following such a decision, the Board will disclose its decision and a description of the process by which the decision was reached.
PROXY ACCESS
Eligible shareholders, or a group of up to 20 shareholders who have owned an aggregate of at least 3% of the Company’s outstanding common stock continuously for three years may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 3.14 of the Company's bylaws.
ANNUAL ELECTIONS
Our directors are elected each year at our Annual Meeting and serve one-year terms.

OUR BOARD OF DIRECTORS

HOW WE GOVERN AND ARE GOVERNED
BOARD LEADERSHIP STRUCTURE
The diversity and strength of the Board members' professional and leadership experience allows for open and robust dialog and decision-making ability, including with respect to the Board's leadership structure.
Board Chair. Mr. Brooks was appointed Board Chair upon the Company's emergence from Chapter 11 on November 19, 2020. In connection with Mr. Nusz’s retirement as CEO in December 2020, Mr. Brooks was appointed CEO in addition to his role as Board Chair, and the Board began a search for a new CEO. Mr. Brooks has committed to serving as CEO until a new CEO has been appointed by the Board.
The Company's Corporate Governance Guidelines contain the Board's policy that the offices of Board Chair and Chief Executive Officer should be held by two different individuals. However, our bylaws do permit the same person to hold both positions, so long as the Board appoints a Lead Independent Director for any period in which the two positions are held by the same person. We expect that the offices will again be separated following the conclusion of the CEO search.
Until such time, the independent members of the Board believe the combined role of Board Chair and CEO is appropriate for the Company in that it promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans.
Lead Independent Director. In connection with Mr. Brooks’ appointment as CEO, the Board appointed Samantha Holroyd to be Lead Independent Director. Ms. Holroyd will continue to serve as Lead Independent Director until such time as the Board determines that Mr. Brooks is independent. The Company’s bylaws empower the Lead Independent Director to preside over the meetings of the non-management directors and to provide, in conjunction with the Board Chair and CEO, leadership and guidance to the Board. Ms. Holroyd was elected by the independent members of the Board to serve as Lead Independent Director on December 22, 2020.
The Board regularly meets in executive session without the CEO or other members of management present. As Lead Independent Director, Ms. Holroyd presides at these meetings and provides the Board's guidance and feedback to the Board Chair and the Company's management team, to which the Board has full access.
The Lead Independent Director's responsibilities and authority also include:
■serving as Chair of Board meetings at which the Board Chair is not present;
■serving as a liaison between the Board Chair and independent directors, and facilitating communications among the other members of the Board;
■establishing the agenda for each meeting of the non-management directors;
■serving as the Board’s contact for employee and shareholder communications with the Board of Directors;
■calling special meetings of the independent directors when necessary and appropriate; and
■performing other duties as the Board may from time to time delegate.
DIRECTOR INDEPENDENCE
To ensure a strong and independent board, all directors of the Company, other than Mr. Brooks, are independent. The Company’s Corporate Governance Guidelines require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment.
The Board of Directors has assessed the independence of each non-employee director nominee under the Company’s guidelines and the independence standards of the NASDAQ. The Board of Directors affirmatively determined that all five non-employee directors (Mses. Holroyd and Walker and Messrs. Jacobi, Lancaster and McNally) are independent.

Prior to the Company's emergence from Chapter 11 in November 2020, the Company's Board of Directors consisted of Thomas B. Nusz, our former Chief Executive Officer, and Taylor L. Reid, our President and Chief Operating Officer, and non-employee members William J. Cassidy, John E. Hagale, Michael McShane, Paula Polito, and Bobby S. Shackouls. In July 2020, the then-current Board of Directors affirmatively determined that Messrs. Cassidy, Hagale, McShane, Shackouls and Ms. Polito were independent.
BOARD COMMITTEES
The Board of Directors has three standing committees: the Audit & Reserves Committee, the Compensation Committee and the Nominating, Environmental, Social & Governance Committee. Each of our standing committees has a charter that is publicly available on the Company's website at www.oasispetroleum.com/investors/corporate-governance.
In November 2020, the Board of Directors renamed and expanded the delegated authority of two of its three standing committees. The committee formerly known as the Audit Committee was renamed the Audit & Reserves Committee to reflect the delegation of authority to that committee to provide general oversight of reporting of oil and natural gas reserves required to be disclosed under the rules and regulations of the SEC. The committee formerly known as the Nominating and Governance Committee was delegated additional oversight authority with respect to environmental and social responsibility matters, and was therefore renamed the Nominating, Environmental, Social & Governance Committee.

	Audit & Reserves	Compensation	Nominating, Environmental, Social & Governance
Douglas E. Brooks
Samantha Holroyd $	M		C
John Jacobi		C	M
John Lancaster		M	M
Robert McNally $	M	M
Cynthia Walker $	C		M
C = Chair M = Member $ = Financial Expert
The Audit & Reserves Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Committee, and each year, the Committee reviews the independent registered public accounting firm’s qualifications, independence and performance. The Committee also assists the Board with its oversight of the integrity of the Company’s consolidated financial statements, the appointment, compensation, and performance of the Company’s internal auditor, the integrity of the estimates of the Company's crude oil, natural gas, and natural gas liquid reserves, the independence, qualifications and performance of the Company's independent reservoir engineers, and the compliance by the Company with legal and regulatory requirements. The Audit & Reserves Committee meets regularly with representatives of the independent registered public accounting firm and with the internal auditor for these purposes.
The Board has identified Cynthia Walker, Samantha Holroyd and Robert McNally as qualified financial experts and has designated each of them as “Audit Committee Financial Experts” as defined by the SEC. All members of the Audit & Reserves Committee are independent under the rules of the NASDAQ and the Company's independence standards.
The Compensation Committee oversees the compensation of the Company’s officers and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors. The Committee also annually evaluates the performance of the Company's CEO and other executive officers in light of the Company's executive compensation goals and objectives, and reviews with management and recommends inclusion of the Compensation Discussion and Analysis (the "CD&A") section in the proxy statement for the annual meeting of shareholders. The CD&A included in this Proxy Statement contains

OUR BOARD OF DIRECTORS

additional information about the Compensation Committee. In carrying out its duties, the Compensation Committee has direct access to outside advisors, independent compensation consultants and others to assist them.
All of the members of the Compensation Committee are independent under the rules of the NASDAQ and the Company’s independence standards.
The Nominating, Environmental, Social & Governance Committee identifies and recommends potential Board and committee members, oversees evaluation of the Board’s performance and reviews, assesses the Corporate Governance Guidelines of the Company and reviews the monitoring of the Company's compliance programs and Corporate Code of Business Conduct and Ethics. In addition, the Committee assists the Board with its oversight of the Company's environmental policies and programs, including its commitment to protect the health and safety of the Company's workers and the communities in which we operate, promote sustainability and minimize the Company's impact on the environment and comply with environment-related laws. The Committee also provides oversight and recommendations related to the Company's commitment to socially responsible business conduct and the promotion of diversity, compliance with related laws, and the support of charitable organizations and community affairs.
All of the members of the Nominating & Governance Committee are independent under the rules of the NASDAQ and the Company’s independence standards.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Jacobi, Lancaster, and McNally currently serve on the Compensation Committee (the "Current Committee"). Prior to the Company's emergence from Chapter 11 in November 2020, Messrs. William J. Cassidy, Michael McShane, and Bobby S. Shackouls served on the Compensation Committee (the "Prior Committee"). During 2020, none of the directors who served on the Current Committee or the Prior Committee (i) was an officer or employee of the Company, (ii) was a former officer of the Company or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. During 2020, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.
RISK MANAGEMENT
The Board exercises risk management oversight and control directly and through its Committees. For example:
■the Board oversees management of the Company’s commodity price risk through regular review of the Company’s derivatives strategy;
■the Board establishes specific dollar limits on the commitment authority of members of senior management;
■the Board reviews management’s capital spending plans, and approves the Company’s capital budget;
■the Board reviews quarterly the Company’s performance with respect to environmental, health and safety targets and ethical standards;
■the Audit & Reserves Committee oversees the Company’s assessment and management of financial risks, including financial reporting and internal control risks, commodity price risk and cybersecurity risk;
■the Compensation Committee oversees the management of risks relating to the Company's executive compensation plans and arrangements; and
■the Nominating, Environmental, Social & Governance Committee manages risks associated with Board independence, compliance with governance policies, and environmental, health, safety, and social and community matters.
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company. Except as described, the administration of the Board's oversight function does not have an effect on the Board's leadership structure.

Enterprise Risk Management (ERM). The Board is working with Company management to formalize an ERM program in 2021 with the goal of:
■Increasing strategic thinking about known and emerging risks that affect business strategy decisions; and
■Building out an infrastructure that supports adoption of adequate measures to manage risks related to business activities.
Already in 2021, the Company has established a Risk Committee made up of members of senior management, and the Committee has conducted an Enterprise Risk Assessment and presented its findings to the Board.
Special Committee on Capital Allocation. In late 2020, the Board determined to undertake a capital review initiative for the purpose of assisting the Board in overseeing the Company’s capital allocation plans and providing direction to management in order to ensure that future capital spend is systematically allocated to create sustainable value. The Board delegated responsibility for this initiative to a special committee on Capital Allocation, and each of the directors serves on the committee, with Mr. Jacobi serving as Chair.
Information Security Risk. As noted above, the Audit & Reserves Committee oversees management's monitoring of cybersecurity risk, and management reports to the Committee multiple times per year regarding risks related to information security. All Company employees participate in information security training at least quarterly through required online learning programs. The Company has not experienced an information security breach in the last three years.
MEETING AND ATTENDANCE
During 2020, there were 38 meetings of the Board, 6 meetings of the Audit & Reserves Committee (formerly, the Audit Committee), 11 meetings of the Compensation Committee, and 6 meetings of the Nominating, Environmental, Social & Governance Committee (formerly, the Nominating & Governance Committee). All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. Attendance for Board and committee meetings averaged 99% for the full year. All the Board members then serving attended the 2020 Annual Meeting of Shareholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Shareholders.
RELATED PERSONS TRANSACTIONS POLICY
The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, adopted a Related Persons Transactions Policy to be followed in connection with all related person transactions involving the Company.
Pursuant to the Policy, the NESG Committee will review the material facts of all "Interested Transactions" and approve, disapprove or ratify any such transaction. The Policy pre-approves certain transactions, including:
■any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and
■charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.
In determining whether to approve or disapprove entry into a Interested Transaction, the NESG Committee shall take into account, among other factors, the following: (1) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction.
Directors are required to recuse themselves from any discussion or approval of any Interested Transaction for which he or she is a "Related Person." Further, the Policy requires that all Interested Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

OUR BOARD OF DIRECTORS

During 2020, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed.
HOW WE ARE PAID
We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a competitive compensation package is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with the interests of our shareholders.
In general, directors who are also our employees do not receive any additional compensation for their service on our Board of Directors. As discussed below, Mr. Brooks is serving as Interim CEO and received and will continue to receive compensation in accordance with the Director Compensation Program, as described below. Each director is reimbursed for travel and miscellaneous expenses (i) to attend meetings and activities of our Board of Directors or its committees; and (ii) related to such director’s participation in our general education and orientation program for directors.
RECENT MODIFICATIONS TO NON-EMPLOYEE DIRECTOR COMPENSATION
Following its appointment in late 2020, our Compensation Committee engaged compensation consultant Exequity LLP to provide advice with respect to a new non-employee director compensation program (the "Director Compensation Program"). In December 2020, the Board approved the Director Compensation Program for our current directors for fiscal year 2020 and 2021. The Director Compensation Program, provides for an annual cash retainer to each director of $85,000, with the following additional cash retainers for the Board positions set forth below:
■Board Chair: $75,000
■Lead Independent Director: $25,000 (prorated for the period actually served)
■Committee Chairs: (a) Audit & Reserves–$25,000; (b) Compensation–$12,000; and (c) Nominating, Environmental, Social & Governance ("NESG")–$12,000; and
■Committee Members: (a) Audit & Reserves–$12,000; (b) Compensation–$10,000; and (c) NESG–$12,000.
The above amounts were prorated for partial periods actually served in 2020. In addition, in light of the extensive time commitment required of the directors following the appointments of our newly constituted Board, each director received a one-time initial cash fee of $25,000
Three-Year Initial Equity Award. On December 29, 2020, the directors also received an initial restricted stock award valued at $555,000. The initial equity award was intended to represent three years’ worth of equity grants to the directors in order to provide a substantial alignment between the directors and our shareholders. Accordingly, it is not contemplated that any additional awards will be granted during the first three years of the recipient’s service on the Board. The number of shares of restricted stock issued in respect of this grant was based on the volume weighted average price for the period commencing on November 20, 2020 and ending on the trading day immediately preceding the grant date. One-third of each director’s award will vest on the first, second and third anniversaries of the grant date, subject to the director’s continued service on the Board through the applicable vesting date and to acceleration upon the occurrence of specified events.
Compensation of Mr. Brooks. Although Mr. Brooks was appointed by the Board to serve as CEO of the Company upon Mr. Nusz's retirement in December 2020, Mr. Brooks has chosen not to receive any salary, compensation, vacation, severance or other benefits as compensation for serving as CEO.
During his term of service as CEO, Mr. Brooks will continue to receive the equity grants and cash compensation awarded to non-employee members of the Board, payable based on Mr. Brooks’ service as Board Chair or with respect to any other positions held by Mr. Brooks as a director of the Company. In addition, Mr. Brooks will continue to vest in his outstanding equity awards as if he remained a non-employee member of the Board.

Director Compensation Table. The following table provides information concerning the compensation of our current directors for the fiscal year ended December 31, 2020. Mr. Brooks' compensation is also reported in the 2020 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)	Adjusted Total with Annualized Stock Award ($)(3)
Douglas E. Brooks	$43,223	$578,925	$—	$622,148	$236,198
Samantha Holroyd	$39,011	$578,925	$—	$617,936	$231,986
John Jacobi	$37,415	$578,925	$—	$616,340	$230,390
N. John Lancaster, Jr.	$37,187	$578,925	$—	$616,112	$230,162
Robert McNally	$37,187	$578,925	$—	$616,112	$230,162
Cynthia Walker	$38,895	$578,925	$—	$617,820	$231,870

(1)Includes annual cash retainer fees paid to each director and additional cash retainers for Chair and committee service during the fiscal year, which were prorated for periods actually served in 2020, as more fully explained above.
(2)Reflects the aggregate grant date fair value of restricted stock awards granted under our 2020 Long Term Incentive Plan (the "2020 LTIP") in fiscal year 2020 computed in accordance with FASB ASC Topic 718. The grant date fair value for restricted stock awards is based on the closing price of $37.35 per share on December 29, 2020 which was the grant date. One-third of each director’s award will vest on the first, second and third anniversaries of the grant date, subject to the director’s continued service on the Board. It is not contemplated that any additional awards will be granted during the first three years of any director’s service on the Board. As of December 31, 2020, each of the directors listed in this table held 15,500 outstanding shares of restricted stock and no other equity awards with respect to the Company.
(3)The amounts in this column are calculated by subtracting the value in the "Stock Awards" column from the "Total" column and adding back the annualized value of the stock award grants (calculated by dividing the grant date fair value reported in the “Stock Awards” column by three). As noted above, the fiscal 2020 stock awards to each director was intended to represent three years’ worth of equity grants and it is not contemplated that any additional awards will be granted during the first three years of the recipient’s service on the Board. The amounts reported in this column differ from, and are not a substitute for, the amount reported in the "Total" column, as calculated pursuant to the Director Compensation Table rules.
2020 DIRECTOR COMPENSATION UNDER THE PRIOR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
As required by SEC rules, the following is a description of the director compensation program that was in place in 2020 prior to the Company's emergence from Chapter 11 in November 2020.
In late 2019, after review with compensation consultant Longnecker & Associates of non-employee director compensation paid by the Company's 2020 compensation peer group, the then-current Board of Directors approved the following compensation program for non-employee directors for fiscal year 2020 (which was the same program in effect for fiscal year 2019, except as noted below):
■an annual cash retainer fee of $75,000, plus cash payments of $1,500 for each Board of Directors’ meeting attended and $1,500 for each committee meeting attended;
■Lead Director retainer of $35,000;
■committee chairperson retainers in the following amounts: (a) Audit Committee chair–$20,000; (b) Compensation Committee chair–$15,000; and (c) Nominating and Governance Committee chair–$15,000; and
■an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $187,500 on the date of grant, based on the closing price of our common stock on the date of grant.

OUR BOARD OF DIRECTORS

2020 Changes to Non-employee Director Compensation. For 2020, the Board did not make any changes to the compensation plan for our non-employee directors. However, in recognition of the effect of the commodity price and market environments on our industry and desiring to cap dilution, the directors voluntarily reduced the value of their 2020 restricted stock awards by nearly 50% to approximately $94,000 on the date of grant. This reduction is consistent with the directors' past practice as they took similar reductions in 2015 and 2016.
Forfeiture of Equity Award. In May 2020, in light of low oil prices and commodity price volatility, the COVID-19 pandemic, and other recent developments that created risks and uncertainties for the Company and its workforce, the Board undertook a comprehensive review of the Company’s 2020 incentive compensation program, including the non-employee director compensation program, and determined that certain revisions to the 2020 incentive compensation program were appropriate to effectively incentivize and compensate employees and directors. On June 8, 2020, the Board approved a revised 2020 incentive compensation program that applied to all Company employees and directors.
Pursuant to the Revised 2020 Non-Employee Director Compensation Program, the Company's directors forfeited their annual restricted stock award, granted on January 21, 2020, and received a cash payment of $95,000 in lieu of the grant. Although the restricted stock award was forfeited, under applicable SEC disclosure rules, the grant date fair value of the award is required to be reported as compensation in the Director Compensation Table.
Director Compensation Table. As required by SEC rules, the following table provides information concerning the compensation of our former non-employee directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William J. Cassidy	$239,000	$94,429	$—	$333,429
John E. Hagale	$219,500	$94,429	$—	$313,929
Michael McShane	$274,500	$94,429	$—	$368,929
Paula D. Polito	$212,000	$94,429	$—	$306,429
Bobby S. Shackouls	$234,500	$94,429	$—	$328,929

(1)Includes annual cash retainer fee, board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2020 as more fully explained above.
(2)Reflects the aggregate grant date fair value of restricted stock awards granted under our Amended and Restated 2010 Long-Term Incentive Plan in fiscal year 2020, computed in accordance with FASB ASC Topic 718. This award was forfeited on June 12, 2020. See Note 18 to our consolidated financial statements on Form 10-K for the year ended December 31, 2020 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of $2.77 per share on January 21, 2020 which was the grant date. As of December 31, 2020, none of the directors listed in this table held any outstanding equity awards with respect to the Company.

HOW TO COMMUNICATE WITH US

Shareholders or other interested parties may contact any director (including Ms. Holroyd, the Board’s Lead Independent Director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters also will be referred to members of the Audit & Reserves Committee. All such communications will be forwarded to the appropriate member of the Board.

CORPORATE RESPONSIBILITY
STRATEGIC ESG
Shortly after taking office in November 2020, our Board affirmed its commitment to raising the profile of the Company's ESG initiatives both internally and externally when the Board renamed the "Nominating & Governance" committee the "Nominating, Environmental, Social & Governance" committee and revised its charter to specify duties and responsibilities of the committee for ESG matters.
Excelling in ESG performance is foundational to our business and operational strategy and the long-term success of Oasis. It is also consistent with our long-held cultural value to "Do the Right Thing." In order to attract capital and investors, obtain access to acreage, attract and retain top talent, and be welcomed into communities, we must demonstrate that we are good stewards of the resources with which we are entrusted. Ultimately, we aim to be a leader in the cleaner, more efficient, and more profitable production of energy for the benefit of our shareholders and stakeholders.
ENVIRONMENTAL MATTERS

Gas Capture

96%
gas capture rate leading our industry peers in WIlliston Basin

⬇50%+
less gas flared than North Dakota peer average

25%
year-over-year reduction in total emissions (CO_2e) in 2019

Leak Detection and Repair (LDAR)

full compliance with EPA's New Source Performance Standards

1,200
LDAR inspections completed annually

3.8 days
average repair to re-inspection time

Water Management

advance reduction, reuse, and recycling of water in operations

750+ mi
of water pipelines developed in North Dakota and Texas

⬇350,000+
fewer truck round trips, reducing emissions and safety incidents

Greenhouse Gas (GHG) EMISSIONS
Greenhouse Gas Emissions. From 2018 to 2019, we saw a 25% reduction of total emissions in terms of mass gas emissions measured as CO2e. This emissions reduction is attributable to our investment in gas capture infrastructure and reduction in flaring, Leak Detection and Repair (LDAR) program, and other improvements, including more efficient engine performance, fewer generators on well sites, and using instrument air, instead of natural gas, to drive pneumatic controllers on location.

CORPORATE RESPONSIBILITY
Gas Capture. Perhaps the most important way a company like ours can have a significant positive environmental difference is to take the extra steps—and invest the extra money—needed to capture natural gas that is produced along with oil so that the gas is neither vented nor flared.
Several years ago, we recognized an imbalance between the amount of gas that we expected to produce in the Williston Basin and available infrastructure, so we invested in and materially expanded the gas capture capacity of the Basin.  This has been a significant effort on our part and it has produced significant results. As shown below, our investment of over $550 million in this infrastructure has enabled us to lead our industry peers with a best-in-class Williston Basin gas capture rate of 96% in 2020 and to exceed the minimum target of 88%, updated to 91% in November 2020, which is established by the state of North Dakota. In 2020, we flared gas 50%+ less than our peer average in North Dakota.
Our infrastructure also captures third party gas, thereby reducing the GHG emissions of other operators. Finally, our investment in pipeline infrastructure, which brings our total investment in midstream infrastructure to approximately $1 billion, extends to water and crude oil transportation, which promotes safety by keeping additional trucks off of the road and lowers associated GHG emissions.
We transport close to 100% of our water and crude oil on pipeline in our Oasis Midstream Partners dedicated areas. In 2020, we estimate that our water and crude oil transportation pipelines kept 352,250 and 71,475, respectively, truck round trips from local roads and highways.
Leak Detection and Repair (LDAR). In 2016, consistent with the requirements of New Source Performance Standards subpart OOOOa of the Clean Air Act, we adopted an LDAR program to reduce fugitive emissions from oil and gas equipment used in production activities. Oasis completes over 1,200 LDAR inspections annually for assets in North Dakota, Montana, and Texas using a variety of techniques and technologies, including audio, visual, and olfactory inspections, optical gas imaging cameras, toxic vapor analyzers, and portable gas detectors.
In 2020, approximately 90% of the LDAR findings were immediately repaired on site at the time of inspection. The remaining 10% of findings were completed well within regulatory guidance of 60 days to complete for repair to re-inspection. Oasis' average repair to re-inspection time is 3.8 days.
Climate Change Risk Management. As a part of our regular, ongoing business and planning risk management processes, we consider climate change-related risks, including forecasts of future demand and pricing in energy markets, changes in government regulations and policy, and risks to, and the physical security of, the Company’s facilities. These assessments are integrated into our overall risk management process, which is conducted by senior management and executives and overseen by our Board of Directors and the Board’s NESG Committee.

CORPORATE RESPONSIBILITY
ENVIRONMENTAL HEALTH & SAFETY MANAGEMENT
Management System. We have developed and implemented a comprehensive environmental management system which is designed to achieve 100% coverage of operated assets. Our EHS management system is a systematic process through which we identify, assess, and manage operational risks to the business, employees, contractors, stakeholders, and the environment. Although we have not yet pursued an ISO 45001 certification, we have developed our EHS management system in accordance with the ISO framework. As part of that management system, we have established environmental measurement and monitoring programs that support efforts to reduce emissions, waste and water use.
We also engage directly with local stakeholders with a goal of meeting their environmental expectations. We routinely meet with neighbors in our community, local and state regulators, first responders and industry partners about environmental matters; and these meetings occur in connection with our day to day operations, not only in relation to an incident or event. We also have conducted a voluntary internal environmental audit in coordination with state regulators.
Spill Reduction. In order to prevent leaks and minimize the impact to the environment, we have implemented preventative maintenance and integrity management programs coupled with leak detection and a Supervisory Control and Data Acquisition (SCADA) network. This network is monitored 24/7 by the Houston control room.
These systems and incident response programs helped Oasis to achieve a 94% reduction in the number of reported spills from 2014 to 2020 with 96% of spills staying within containment on location in 2020.
Emergency Response. We maintain a 24/7 control room which monitors and responds to emergencies per the dedicated, company-wide Emergency Planning and Response Program, which is a key element of the Oasis EHS management system. A public hotline connects directly to the control room to facilitate and streamline communication. Crisis management and emergency response plans are maintained for all basins and critical employees are Incident Command System trained.
Oasis is an active member of the Sakakawea Area Spill Response (SASR) organization. SASR consists of seventeen independent oil, gas, and pipeline companies, with operations near the upper Missouri River and Lake Sakakawea area. Its members have committed mutual aid response to an incident threatening this watershed. Additionally, members participate in semi-annual incident preparedness drills for multi-seasonal incident responses.
Water Management. Oasis has made significant investments in developing water infrastructure to support development, with approximately 750 miles and 50 miles of pipelines in North Dakota and Texas, respectively.

CORPORATE RESPONSIBILITY
In 2020, this investment removed approximately 352,250 truck round trips from local highways leading to:
■fewer traffic related accidents and injuries;
■reduced GHG emissions from the removal of these trips; and
■less impact to local road and highway infrastructure.
Oasis continues to evaluate and pilot opportunities to advance reduction, reuse, and recycling of water across our operations.
Our produced water gathering systems promotes the safe handling and disposal of Oasis' and other operators' produced water, and we use a SCADA network and Atmos International leak detection products in order to safely gather, transport, and dispose of produced water and to minimize spills that could harm the environment.
Finally, with regard to the use of fresh water in our operations, we: reduced the number of stages in our frac design, which also reduces the amount of fresh water needed during completion activities; use brackish water, instead of fresh water, to complete wells in the Delaware Basin; and use a desalinating chemical during production of the well in order to limit the amount of fresh water needed to treat salt scale in the well.
Waste Management. We have demonstrated our commitment to our goal of minimizing the environmental impact of our operations. We have policies and systems designed to reduce use of water and energy, lower emissions, manage waste, and help protect the natural environments in which we operate. Environmental programs are designed in an effort to meet, at a minimum, all local, state and federal environmental regulations.
To reduce waste and minimize impacts, the Company uses drilling rigs powered by bi-fuels (LNG and diesel), which reduce emissions. Our production group utilizes chemicals that are designed to reduce the use of freshwater for well treatment. We also look for opportunities to minimize waste by repurposing waste streams. We have taken steps designed to ensure that all of our engine oil is repurposed as heat oil and that all of our spent rods and other metals are recycled or used in the agriculture industry.
BIODIVERSITY AND LAND USE PROTECTION
We use Geographic Information Systems (GIS) to help build risk models, which enable us to quickly identify site-specific, environmentally sensitive areas within our operations and eliminate or minimize activities that could negatively impact them. Models include risk variables associated with production operations that are weighted by their potential impact on human health and the environment, including geospatial occurrence of Naturally Occurring Radioactive Materials (NORM) endangered species habitat, land ownership, proximity to surface waters, and groundwater.
Quantifying risk in this way allows us to critically evaluate our facilities and customize our operations facilitating environmentally and economically sustainable development. By adjusting onsite automation or increasing site visits in higher-risk areas, we allocate resources more effectively and provide greater protection to both operations and the surrounding environment.

CORPORATE RESPONSIBILITY
SOCIAL RESPONSIBILITY
HEALTH & SAFETY
Safety Culture. At Oasis, we are committed to the safety of our employees, our contractors, and the communities in which we operate. We promote personal responsibility, accountability, and visible and consistent EHS leadership at all levels to conduct our business with personal and process safety at the forefront of our operations.
Our safety management processes provide a framework within which management can achieve and assess safety performance in a systematic way. We continually focus on sound risk management and decision-making to drive efficient and cost-effective operations, ensure compliance, and integrate continuous improvement of programs and practices into the business.
Safety is a part of our culture – our safety performance is an integral part of evaluating employee performance and employee compensation, which promotes transparency and accountability for our employees and our contractors to identify and report potential hazards and stop work when necessary.
Oasis also leads industry collaboration efforts to promote worker and environmental safety. For example:
■We partner with the North Dakota Training Council to provide training specific to production and midstream operations across the Williston Basin and to share best practices with and learn from our peers.
■We are a founding member of the North Dakota Petroleum Council's One Basin One Way (OBOW) program, which provides a standardized safety orientation developed by producers and contractors specific to oil and gas activity in the Williston Basin.
Safety Oversight. The NESG Committee has direct responsibility for oversight of the Company's policies and programs related to protection of the health and safety of its workers and the communities in which the Company operates. With respect to responsibility among the management team, our Managing Director of EHS & Regulatory reports to our President who reports to our CEO. The Oasis Safety Leadership Team (the SLT), which consists of senior leaders throughout the organization, meets regularly with Oasis management to drive continual safety strategy improvement; and the SLT coordinates with the Oasis Safety Steering Team to keep field operations aligned with that strategy.
To execute on our safety commitments, our EHS and Regulatory team – consisting of managers, representatives, and specialists – works to ensure that our assets are constructed, maintained and operated in compliance with applicable local, state and federal environmental, health and safety regulations as well as in conformance with Oasis policies and standards. Our safety advisors and leaders continually work with operations personnel to monitor our health and safety practices, provide feedback, and make recommendations for continuous improvement
Safety Management. As part of our comprehensive environment, health and safety management system, we undertake regular internal and external environmental and safety audits, including contractor safety audits as part of our robust and proactive contractor management program. Oasis contractors are expected to adhere to Company contractor health and safety requirements and Oasis uses ISNetworld to verify and evaluate safety performance before working with a contractor. In addition, regular safety training is provided to all employees throughout the Company, and Oasis employees and contractors regularly conduct and collaborate on joint safety meetings.

CORPORATE RESPONSIBILITY
Safety Performance. We are focused on continuously improving our safety performance. Incident rate and near-miss metrics are recorded and monitored for both employees and contractors, and safety performance is integrated into the annual performance-based cash incentive awards for all employees. We have recognized a 40% decline in our annual combined (employees + contractors) corporate total recordable incident rate ("TRIR") as shown below:
COVID-19 Safety. During 2020, we launched a proactive response to the COVID-19 pandemic to protect the health and safety of our employees, contractors and the communities in which we operate. We took actions to adhere to recommendations by the Centers for Disease Control and Prevention (CDC) regarding social distancing and limited public exposure in connection with the COVID-19 pandemic. Our business includes workers who conduct a range of operations and services essential to continued critical infrastructure viability; offices remained open and we adopted a work-from-home system for office-based employees, as well as deployed additional safety protocols at operating sites in order to keep field-based employees and contractors safe while continuing to execute operations without material disruption. We have identified and implemented a number of measures in the workplace that can help limit the spread of COVID-19 and that adhere with CDC recommendations, including employee use of personal protective equipment such as face coverings, upgraded air filtration in office spaces, contact tracing protocols, educating and training workers, enhanced cleaning practices, sanitizer stations, and many other safeguards. In anticipation of a future return-to-office date for the broader employee population, we have made every effort to provide a safe workplace. We believe regular and consistent communication with employees is important to continue mitigating the spread of COVID-19. In light of the recent resurgence of COVID-19 and evolving data concerning the pandemic, we continue to review the guidelines from federal, state and local officials to promote the safety of our stakeholders.

CORPORATE RESPONSIBILITY
HUMAN CAPITAL MANAGEMENT
Diversity, Equity, and Inclusion (DEI). We believe in the value of diversity, equity and inclusion.  Employing and empowering a diverse workforce gives us a competitive advantage in our ability to innovate, pivot and meet the challenges of tomorrow. Currently, women make up approximately 25% of our mid-level management population and hold over 30% of our director and general management positions. Our professional workforce is made up of 30% minorities and nearly 50% women, 45% of our workforce is over the age of 40 years, and 8% have indicated veteran status. Furthermore, women make up 33% of our Board and hold the important leadership positions of Lead Independent Director, Audit & Reserves Committee Chair, and NESG Committee Chair.
As shown below, we are working continuously to improve the diversity of our workforce. Since 2017, we have increased our total minority workforce by 19%, our minority leaders by 16%, and our minority professional workforce by 39%; and we have increased our total female workforce by 13%, our female leaders by 7%, and our female professional workforce by 15%.

Increased Minority Workforce
Minority Professionals
Minority Leaders
Total Minority
39%
16%
19%
0%
5%
10%
15%
20%
25%
30%
35%
2020
2019
2018
2017

CORPORATE RESPONSIBILITY

Increased Female Workforce

Female Professionals
Female Leaders
Total Female
15%
7%
13%
0%
10%
20%
30%
40%
50%
2020
2019
2018
2017

Age by EEO Category

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
100%
44%
56%
66%
34%
58%
42%
65%
35%
59%
41%
53%
47%
Executive/ Senior-level Officials and Managers
First/Mid-level Officials and Managers
Professionals
Technicians
Administrative Support Workers
Craft Workers
Operators
Over 40
Under 40

DEI Recruitment. Through our campus recruiting efforts we have enhanced our presence and relationships with organizations such as Society of Women Engineers (SWE) and Mines Veterans Alliance. We continue to network and contribute at events for non-profits such as Combined Arms and Veterans affairs which support inclusion for Veterans with disabilities, and have taken an active role in our partnership with NextOp through our assistance in employment readiness workshops and veteran-focused career fairs.  We are also a supporter of and participant in the Texas Conference for Women.
DEI Training. All of our leaders receive annual training highlighting the importance of fostering an inclusive environment and reinforcing our expectations for equal opportunity in the daily employment decisions we make.  We regularly review our employment actions to inform our good faith initiatives and to uphold our high standards of fair employment practices.
In 2020, we provided management training on several topics, including: disability awareness, diversity and inclusion, and reasonable accommodations in the workplace; navigating emerging challenges of value differences

CORPORATE RESPONSIBILITY
between generations; and promoting respect in the workplace. In addition, our entire workforce received training on harassment and discrimination.
Training and Development. We work hard to hire talented people who will be passionate about the work they do every day; and we invest in benefits and professional development programs that will enable them to reach their potential and perform at their best. Descriptions of the benefits we provide, including professional development benefits, are available on our website under "Our People."
We have implemented an in-house performance and learning management system referred to as the Oasis Academy for Success (OAS). Within this system employees have access to endless content to leverage as a resource for their continued development while driving the success of the Company. The OAS provides a core curriculum that is available to all employees and is intended to provide a consistent fundamental framework for development at all levels. The core curriculum supports competency areas within each career pathway to enhance the knowledge, behaviors, and skills that are important to success at all levels within the Company.
COMMUNITY
Stakeholder Engagement. We recognize that our operations can create a significant economic and social impact within the communities in which we operate. We respect the rights and cultural values of these communities and believe that proactive stakeholder consultation is beneficial to both the Company and the community.
The land owners we work with are an integral part of our business. We take pride in building strong, lasting relationships with our surface and royalty owners, and we strive to work closely with them and are committed to being transparent and providing ongoing engagement opportunities. We believe that timely and accurate communication is critical. Our goal is to provide all owners with a level of service that is beyond expectation.
In addition, we strive to create goodwill by conducting appropriate due diligence and by regularly engaging with government agencies and other companies with which we do business in order to build strong partnerships. Finally, we don’t wait for our investors to contact us; each year, we pursue a formal shareholder outreach campaign focused on compensation practices and other governance topics.
We truly believe that engagement with our stakeholders is mutually beneficial. For example, in 2019, we worked successfully with local government, regulators, industry groups, and landowners in Williston, North Dakota to develop infrastructure for the City's new airport. As construction progressed, we became aware that the planned use of an existing county road as the main route of entrance to and egress from the airport brought traffic near

CORPORATE RESPONSIBILITY
existing production facilities, so we joined with stakeholders to find an alternative. In the end, with the agreement of landowners, Oasis contributed to the cost and our employees teamed with city employees to rough-in a new road built in a more suitable location, improving traffic flow and boasting an impressive view of the new airport. Many constituencies came together to achieve this result, and we are proud to be one of them.
Community Initiatives. Contributing to special charities and local communities to which we belong is how we stay true to our core values. Our goal is to ensure that our organization imparts positive impact back to the communities in which we work and live, and we are committed to responsibly deploying our financial resources, time and talent in ways that yield tangible and measurable results.

Volunteerism and Fundraising

3,000
employee volunteer hours in our Track it Forward system

$300,000
donated to fundraising events by employees

$4.5 Million
contributed to education, community, and health and wellness organizations by Oasis

Since 2018, our employees have logged over 3,000 volunteer hours in our tracking system, and donated over $300,000 to fundraising events. Since 2010, Oasis has contributed approximately $4.5 million to education, community, and health and wellness organizations in North Dakota and Texas, including: One Goal, The HAY Center, Gateway to Science, Williston State College, McKenzie County Healthcare Systems, and North Dakota Community Foundation.

CORPORATE RESPONSIBILITY
In addition, our operations generate local economic benefits in the form of production taxes and royalty payments to landowners. Over the last five years, we have paid over $700 million in production taxes and over $2.9 billion in royalties.

Top Oasis Contributions
Since 2010/in millions

15%
$4.5 Million
OF CONTRIBUTIONS
51%
34%
$2,311,532 in Education
$1,509,725 in Community
$678,775 in Health & Wellness

HUMAN RIGHTS
We are committed to human rights in the workplace, and in February 2021, the Board adopted a Human Rights Policy, which can be found on our website under "Ethics and Business Conduct." Our commitment includes operating our business in a manner that is consistent with human rights expectations, including the philosophy expressed in the United Nations’ Universal Declaration of Human Rights and the principles articulated in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work.
Specifically, Oasis recognizes its responsibility with regards to: workforce diversity and inclusion, workplace health and safety, a workplace free from harassment or any form of discrimination, accessibility for persons with disabilities, freedom of association, the prohibition of forced and child labor, complying with all laws regarding hours and wages, and employee privacy.
The Policy applies to all Oasis Petroleum employees, those doing business with, for, or on behalf of Oasis Petroleum, and to all Oasis Petroleum locations and other locations where Oasis Petroleum business is conducted. Furthermore, we also expect contractors and companies with which we do business to respect our commitments in this Policy, or Code of Conduct and related policies.
The responsibility for ensuring compliance to this policy is assigned to all employees. Employees are encouraged to raise any concerns with their supervisor, our human resources or legal departments, or to report to our 24-hour a day confidential, compliance hotline.

CORPORATE RESPONSIBILITY
GOVERNANCE MATTERS
RECENT UPDATES
Amended and Restated Bylaws. In connection with the Company's emergence from restructuring, the Company amended and restated its Bylaws to provide for:
■A declassified Board - all directors stand for election annually;
■Majority Voting - directors must be elected by a majority of the votes cast (instead of a plurality);
■Shareholder ability to call special meetings; and
■Elimination of super-majority voting requirements.
In December 2020, our Board further amended and restated the Bylaws to provide for the designation of a "Lead Independent Director" during any period in which the positions of Chief Executive Officer and Board Chair are held by the same person.
Amended and Restated Committee Charters. Our Board also undertook a review of the charters of the Board's standing committees and amended and restated them in order to:
■Rename the Nominating & Governance Committee the “Nominating, Environmental, Social & Governance Committee” to reflect the delegation of authority to that committee to provide general oversight of environmental and social responsibility matters;
■Expand the authority of the NESG Committee so that it will provide primary board committee oversight of the Company's Related Persons Transactions and Insider Trading Policies, which were previously subject to the primary oversight of the Audit & Reserves Committee; and
■Rename the Audit Committee the “Audit & Reserves Committee” to reflect the delegation of authority to that committee to provide general oversight of reporting of oil & natural gas reserves required to be disclosed under the rules and regulations of the SEC.
Human Rights Policy. In February 2021, the Board approved the adoption of the Company's Human Rights Policy, which is described above and can be found on our website under "Corporate Governance."
Enterprise Risk Management (ERM). Along with our Board, Company management is working to formalize an ERM program in 2021 with the goal of:
■Increasing strategic thinking about known and emerging risks that affect business strategy decisions; and
■Building out an infrastructure that supports adoption of adequate measures to manage risks related to business activities.
Already in 2021, the Company has established a Risk Committee made up of members of senior management, and the Committee has conducted an Enterprise Risk Assessment with key members of management to identify and prioritize risks and presented its findings to the Board.

CORPORATE RESPONSIBILITY
ETHICS AND COMPLIANCE
We believe it is important to create, maintain, and enforce clear frameworks for the Company’s governance and operations as well as the behavior of officers, directors, and employees, and the behavior of contractors, vendors and intermediaries. In addition to the many provisions described elsewhere in this proxy statement, important elements of our risk management, compliance, controls, and overall governance can be found on the Sustainability page of our website under "Ethics and Business Conduct."
Our Code of Business Conduct and Ethics applies to directors, officers, and employees of the Company and outlines important provisions governing:
■vendors, suppliers, and contractors,
■foreign payments,
■health and safety,
■environmental responsibilities,
■non-discrimination,
■freedom of association, and
■political contributions.
Reporting. As part of our commitment to "Do the Right Thing," we expect employees to speak up when someone may be acting unethically. Reports can be made anonymously through an independent third party either online or by phone, 24 hours a day 7 days a week. The availability of this service is regularly communicated to employees, and phone number and website information is posted in employee break rooms. Reports of violations of the Code of Business Conduct and Ethics are treated confidentially. The Company's Compliance Officer reports regularly to the Audit & Reserves Committee regarding reports received through the hotline or otherwise, and any reports of violations of the Company's Financial Code of Ethics are required to be reported directly to the Chair of the Audit & Reserves Committee.

OUR EXECUTIVE OFFICERS
The Oasis executive management team brings to the Company extensive experience in the oil and gas industry, deep knowledge of the Company's business, and differentiated and advanced skills in identification, acquisition and execution of resource opportunities.

Set forth below is biographical information about each of the Company's executive officers, other than Mr. Brooks, who is a Director of the Company and whose information may be found above in "Item 1 - Election of Our Director Nominees."

PREVIOUS EXPERIENCE

▪ Co-founded Oasis in 2007
▪ 35 years in the oil and gas industry
▪ Served as Asset Manager Permian and Panhandle Operations with ConocoPhillips from April 2006 to October 2006
▪ Served as General Manager Latin America and Asia Operations with Burlington Resources from March 2004 to March 2006 and as General Manager Corporate Acquisitions and Divestitures from July 1998 to February 2004
▪ From March 1986 to June 1998, held various operations and managerial positions with Burlington in several regions of the continental United States, including the Permian Basin, the Williston Basin and the Anadarko Basin

EDUCATION

▪ Mr. Reid holds a Bachelor of Science in Petroleum Engineering from Stanford University.

EXPERTISE

▪ As co-founder and President of the Company, Mr. Reid has exceptional knowledge of the Company and its strategy, finances, and operations. His deep knowledge of the Company and the industry resulting from his tenure with the Company and various roles at other oil and gas companies make him a critical leader for Oasis.

CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪ Mr. Reid serves on the advisory board of the Stanford School of Earth, Energy & Environmental Sciences, as well as the board of trustees at Presbyterian School in Houston. Mr. Reid recently served as a board member and Chairman of the HAY Center which focuses on helping children transitioning out of foster care in the Houston area. He also is a member of the US Oil & Gas Association.

Taylor L. Reid
PRESIDENT AND CHIEF OPERATING OFFICER, OASIS PETROLEUM INC. DIRECTOR AND CHIEF EXECUTIVE OFFICER, OMP GP LLC Houston, Texas Age: 58

OUR EXECUTIVE OFFICERS

PREVIOUS EXPERIENCE

▪ 24 years in the oil and gas industry
▪ Oasis CFO since 2011; Oasis SVP, Finance from 2009-2011
▪ From 2006 to 2008, served as Chief Financial Officer of various oil and gas companies
▪ From 1997 to 2006, held positions of increasing responsibility, most recently as Director, at various investment banks.

BACKGROUND & EDUCATION

▪ Mr. Lou holds a Bachelor of Science in Electrical Engineering from Southern Methodist University. Mr. Lou's parents immigrated from China, and he speaks conversational Chinese.
CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪ Mr. Lou serves on the board of OneGoal Houston, a college entry and persistence initiative for under-privileged students in Houston. He also serves on the Host Committee of the Cystic Fibrosis Foundation's 65 Roses charity in Houston. Mr. Lou and his family participate with their local congregation in Boxes of Blessing, providing meals for a week for families in need throughout the Houston area. Mr. Lou also rides annually with the Oasis team in the MS 150.

Michael H. Lou
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, OASIS PETROLEUM INC. DIRECTOR AND PRESIDENT, OMP GP LLC Houston, Texas Age: 46

In addition to his role as EVP and General Counsel, Mr. Lorentzatos is responsible for the oversight and management of the Company's human resources, information technology, corporate services, and governmental affairs departments.

PREVIOUS EXPERIENCE

▪ 22 years in the oil and gas industry; 26 years practicing law
▪ Oasis EVP and GC since 2014; Oasis SVP and GC from 2010-2013
▪ From July 2007 to September 2010, served as Senior Counsel to Targa Resources
▪ From April 2006 to July 2007, served as Senior Counsel to ConocoPhillips
▪ From August 1999 to April 2006, served as Counsel and Senior Counsel to Burlington Resources
▪ From September 1995 to August 1999, associate attorney with Bracewell & Patterson, LLP

BACKGROUND & EDUCATION

▪ Mr. Lorentzatos' parents immigrated from Greece, and he is in the first generation of his family to attend college. Mr. Lorentzatos holds a Bachelor of Arts from Washington and Lee University, a Juris Doctor from the University of Houston, and a Masters of Business Administration from the University of Texas at Austin. He speaks fluent Greek.

CHARITABLE, COMMUNITY AND INDUSTRY INVOLVEMENT

▪ Mr. Lorentzatos is President of the HAY Center Foundation, which focuses on helping children transitioning out of foster care in the Houston area, and he is a board member of the Houston Area Parkinson Society. He also serves on the Parish Council for Annunciation Greek Orthodox Cathedral.

Nickolas J. Lorentzatos
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & CORPORATE SECRETARY, OASIS PETROLEUM INC. DIRECTOR AND EXECUTIVE VICE PRESIDENT, OMP GP LLC Houston, Texas Age: 51

AUDIT & RESERVES COMMITTEE REPORT
The information contained in this Audit & Reserves Committee Report and references in this proxy statement to the independence of the Audit & Reserves Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit & Reserves Committee consists of three directors who are independent, as defined by the standards of the NASDAQ and the rules of the SEC. Under the charter approved by the Board of Directors, the Audit & Reserves Committee assists the Board of Directors in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its consolidated financial statements and is responsible for selecting and retaining the independent registered public accounting firm.
The independent registered public accounting firm provided the Committee a written statement describing all the relationships between that firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Public Company Accounting Oversight Board (“PCAOB”). The Committee also discussed with the independent registered public accounting firm any relationships that may impact the independence of that firm.
The Committee discussed and reviewed with the independent registered public accounting firm all communications required to be discussed by standards of the PCAOB, including those described in PCAOB AS 1301 (Communication with Audit Committees).
The Committee reviewed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020, and discussed them with management and the independent registered public accounting firm. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020, that has been filed with the SEC.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit & Reserves Committee’s charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those consolidated financial statements. The Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements.
The Audit & Reserves Committee meets regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the

AUDIT COMMITTEE REPORT
independent registered public accounting firm do not ensure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Audit & Reserves Committee of the Board of Directors
Cynthia Walker, Chair
Samantha Holroyd, Member
Robert McNally, Member

Item 2: RATIFICATION OF
APPOINTMENT
OF THE INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

✓ The Board of Directors unanimously
recommends that shareholders vote
FOR the ratification of the selection of
PricewaterhouseCoopers LLP as the
registered public accounting firm of the Company for 2021.

Ratification of Appointment of the Independent Registered Public Accounting Firm
The Audit & Reserves Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2021. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since its inception on February 26, 2007. The 2020 audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting was completed on March 8, 2021.
The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by shareholders is not legally required, but the Board of Directors and the Audit & Reserves Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board of Directors and the Audit & Reserves Committee about an important aspect of corporate governance. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit & Reserves Committee may reconsider the selection of that firm as the Company’s independent registered public accounting firm.
The Audit & Reserves Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The shareholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit & Reserves Committee to change the Company's independent registered public accounting firm at any time.
Audit and All Other Fees
The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for services performed during each of the last two years (in thousands):

	2020	2019
Audit Fees(1)(4)	$2,881	$1,403
Tax Fees(2)(4)	123	93
All Other Fees(3)(4)	1	3
Total	$3,005	$1,499
  __________________
(1)Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting; (b) the review of the Company’s quarterly consolidated financial statements; and (c) review of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2020 and 2019.
(2)Tax fees represent tax return preparation and consultation on tax matters.
(3)All other fees include any fees billed that are not audit, audit related, or tax fees. In 2020 and 2019, these fees related to accounting research software.
(4)Does not include fees paid to PricewaterhouseCoopers LLP for work in its capacity as the independent registered public accounting firm of Oasis Midstream Partners LP.
The charter of the Audit & Reserves Committee requires that the Committee review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2020, the Audit Committee (as constituted prior to the Company's emergence from restructuring) pre-approved each of the services described above.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the registered public accounting firm of the Company for 2021.

COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
John Jacobi, Chair
N. John Lancaster, Jr., Member
Robert McNally, Member

Item 3: Advisory Vote
to Approve
Executive Compensation

✓ The Board of Directors unanimously recommends an advisory vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Advisory Vote to Approve Executive Compensation
Section 14A(a)(1) of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 37. Although the vote is non-binding, we value continuing and constructive feedback from our shareholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions.
In deciding how to vote on this proposal, we encourage you to review the “Compensation Discussion and Analysis” and “2020 Executive Compensation” sections of this proxy statement for a detailed description of our executive compensation program.
As described in the Compensation Discussion and Analysis, 2020 was a challenging year for the Company as a result of the volatile market environment that drove the severe downturn in oil and gas prices, the unprecedented impact of the COVID-19 pandemic and the Company’s financial restructuring and emergence from Chapter 11. Despite these challenging circumstances, the Company and the Compensation Committee remained committed to our overall compensation philosophy to reward performance that supports our long-term strategy and achievement of our short-term goals, while continuing to attract and retain the most qualified individuals in the oil and gas industry.
Text of the Resolution to be Adopted
The Board is asking shareholders to vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosures.”
Vote Required
The affirmative vote of shareholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining shareholders entitled to vote at the 2021 Annual Meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes how the Compensation Committee of the Board determined 2020 executive compensation, the elements of our 2020 executive compensation program and the compensation of each of our Named Executive Officers. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2020, the Named Executive Officers were:

Name	Title and Position During 2020
Douglas E. Brooks	Board Chair and Chief Executive Officer*
Thomas B. Nusz	Former Chairman and Chief Executive Officer*
Taylor L. Reid	President and Chief Operating Officer
Michael H. Lou	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	Executive Vice President, General Counsel and Corporate Secretary
* On December 22, 2020, Mr. Brooks assumed the role of Chief Executive Officer (CEO) of the Company following the retirement of Mr. Nusz as CEO. Mr. Brooks elected not to participate in the Company’s standard executive compensation program. Instead, Mr. Brooks receives compensation for his service as a director. Because Mr. Brooks did not participate in our 2020 executive compensation program, his compensation is discussed under the section entitled “Management Transition Compensation."

OVERVIEW
The Company began 2020 with expectations of the continuation of its momentum from the fourth quarter of 2019 when it delivered strong results that positioned the Company for success with its portfolio of assets, strong prospects for free cash flow generation, and financial flexibility at the time. As with many companies in our industry, 2020 became an incredibly challenging year due to the significant decline in the Company’s realized prices for crude oil, natural gas and natural gas liquids caused by the collapse in demand for such products beginning in March 2020 as a result of Saudi Arabia and the Organization of the Petroleum Exporting Countries’ actions as well as the impact of stay-at-home orders issued in response to the COVID-19 global pandemic.

In light of a volatile market environment that drove the severe downturn in oil and gas prices, as well as the unprecedented impact of the COVID-19 pandemic, the Company engaged with its lenders and an ad hoc committee of noteholders regarding restructuring alternatives to reduce debt, increase financial flexibility and position the Company for long-term success. The Board also conducted a comprehensive review of the Company's 2020 incentivize compensation program and determined that certain revisions were appropriate to effectively incentivize employees in light of the factors described above and to retain the Company's workforce in the face of these risks and uncertainties.
After a thorough review, the Company determined that implementing a restructuring plan through a controlled, court-supervised restructuring was the right path forward; and on September 29, 2020, the Company filed for Chapter 11 bankruptcy protection in the Southern District of Texas. On November 19, 2020, the Company announced that it had successfully completed its financial restructuring and emerged from Chapter 11.
Under the terms applicable to the equity award agreements held by our Named Executive Officers as well as the terms of their employment agreements, the Company’s emergence from Chapter 11 constituted a change in control under such compensatory arrangements. Consistent with the treatment of the Company’s other shareholders and pursuant to the Plan of Reorganization, the Named Executive Officers received a pro-rata share of warrants in exchange for their outstanding equity interests with respect to the Company. These warrants are fully vested and are reflected in the Security Ownership of Certain Beneficial Owners and Management section of this Proxy Statement. Finally, as described further below, Mr. Nusz was entitled to terminate his employment due to good reason since he ceased to serve as Board Chair when the newly constituted Board was appointed upon the Company’s emergence from Chapter 11 bankruptcy on November 19, 2020.

COMPENSATION DISCUSSION AND ANALYSIS
Following our emergence and the change in composition of our Board, the composition of our Compensation Committee also changed completely. Accordingly, compensation decisions that occurred prior to November 19, 2020 were made by the Compensation Committee of the pre-emergence Board, while compensation decisions after such date were made by the newly constituted Compensation Committee or the newly constituted Board. References in this Compensation Discussion and Analysis to Compensation Committee refer to the Compensation Committee as constituted at the time the compensation decision was made.
The Company’s executive compensation decisions should be understood in the context of the different phases of 2020 described above. During each of these phases, the Company and the Compensation Committee remained committed to its overall compensation philosophy to reward performance that supports our long-term strategy and achievement of our short-term goals, while continuing to attract and retain the most qualified individuals in the oil and gas industry. This Compensation Discussion and Analysis describes the compensation decisions made during each of these phases. Because we believe our post-emergence compensation program is most relevant to our existing shareholders, we have described that phase first in this Compensation Discussion and Analysis rather than describing each phrase in chronological order.
NEW 2021 COMPENSATION PROGRAM
Adoption of New Equity Incentive Program
As part of its Plan of Reorganization, on emergence from restructuring, the Company adopted its 2020 Long Term Incentive Plan (the "2020 LTIP"), a comprehensive equity-based award plan as part of the go-forward compensation for the Company’s officers, directors, employees and consultants. The Plan of Reorganization required the Board to allocate 5% of the 10% total new equity reserved under the 2020 LTIP to the Company’s management no later than 45 days after emergence. The Plan of Reorganization also required that the allocated equity consist solely of restricted stock units on terms (including performance metrics and vesting criteria) agreed upon between the Company’s management and the Compensation Committee.
On January 18, 2021, in order to satisfy this equity allocation requirement and after considering the input of its compensation consultant and market data, the Compensation Committee approved a new equity incentive program, which consists of three types of awards as described below.
In order to incentivize the Company’s management team to achieve sustained performance over an extended period of time, as well as to satisfy the plan of reorganization’s 2020 LTIP equity allocation requirement, the Compensation Committee’s new equity incentive program is designed to represent a three-year grant. In other words, after the initial equity grants were made in early 2021 under the new equity incentive program, the Compensation Committee does not intend to make any additional equity grants to any existing officers and directors who receive three-year grants until the 2024 fiscal year at the earliest.
■Time-Vested Restricted Stock Units ("RSUs"): Contingent shares vest 25% per year over four years to promote retention of key executives.
■Relative Total Shareholder Return Performance Share Units ("PSUs"): Contingent shares that may be earned over three and four years depending upon the Company’s relative total shareholder return (TSR) performance in comparison to pre-determined arrays of companies, as described below. The PSUs are designed to promote alignment with shareholder interests by rewarding for shareholder returns measured against potential alternative investments.
■Number of PSUs earned over the three- or four-year performance periods ranges from 0 to 150% of target, based on performance, with 50% of the PSU awards based on performance relative to the Company’s oil and gas peers (divided evenly between the three- and four-year performance periods) and the remaining 50% of the PSU awards based on performance relative to the broad-based Russell 2000 index (divided evenly between the three- and four-year performance periods).
■Absolute TSR PSUs (also known as Leveraged Stock Units ("LSUs")): Contingent shares that may be earned over three and four years depending upon the TSR performance of the Company’s common stock

COMPENSATION DISCUSSION AND ANALYSIS
measured against specific premium return objectives. These PSUs are designed to promote alignment with shareholder interests by rewarding for the absolute increase in total shareholder returns.
■Number of LSUs earned over the three- or four-year performance periods ranges from 0 to 300% of target, based on performance (divided evenly between the three- and four-year performance periods).
The following chart sets forth the weighting of the equity awards pursuant to the 2021 Compensation Plan:
On January 18, 2021, the Compensation Committee made the initial grants set forth below under the new equity incentive program (Initial Equity Grants) to Messrs. Reid, Lou, and Lorentzatos. As noted above, in order to incentivize the Company’s management team to achieve sustained performance over an extended period of time, as well as to satisfy the Plan of Reorganization’s 2020 LTIP equity allocation requirement, these grants are designed to represent a three-year grant and the Compensation Committee does not intend to make any additional equity grants to any existing officers and directors who receive three-year grants until the 2024 fiscal year at the earliest.

	Target			Maximum
	Time-Vested RSUs (#)	Relative TSR PSUs (#)	Absolute TSR PSUs (LSUs) (#)(1)	Time-Vested RSUs (#)	Relative TSR PSUs (#)	Absolute TSR PSUs (LSUs) (#)(1)
Taylor L. Reid	29,604	29,604	46,856	29,604	44,406	140,568
Michael H. Lou	27,632	27,632	43,728	27,632	41,448	131,184
Nickolas J. Lorentzatos	16,776	16,776	26,552	16,776	25,164	79,656

 (1) In addition to the 300% maximum vesting cap, the total number of shares of common stock that may be delivered under the LSUs may not exceed 10 times the fair value of the LSUs as of the date of grant.

If the Named Executive Officer’s employment with the Company is terminated prior to the end of the RSU vesting period (i) by the Company without “cause,” (ii) by reason of the Company’s non-renewal of the Named Executive Officer’s employment agreement (a “Non-Renewal”), (iii) by the Named Executive Officer for “good reason” or (iv) by reason of the Named Executive Officer’s death, then, upon termination, the Named Executive Officer will vest in the number of unvested RSUs that were scheduled to vest within 12 months following his termination, with full vesting if any of these types of termination occurs within 18 months following a change in control.
If the Named Executive Officer’s employment with the Company is terminated prior to the end of the PSU vesting period (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by the Named Executive Officer for

COMPENSATION DISCUSSION AND ANALYSIS
“good reason” or (iv) by reason of the Named Executive Officer’s death, then, actual PSU and LSU performance will be measured at the end of the entire three- or four-year measurement period (or, if earlier, a post-termination change in control-adjusted performance period), and then the amount of the earned award would be prorated based on (A) the Named Executive Officer’s service following the effective date of his new employment agreement or (B) 12 months, whichever is greater, as a percentage of the entire measurement period (increased to 18 months if the termination occurs within 18 months following the effective date of his new employment agreement). If a change in control occurs prior to the end of a performance measurement period, then performance will be measured based on the change in control price. In addition, if the change of control occurs 18 months or less following the effective date of the new employment agreements with the Named Executive Officers, performance will be measured against (i) the change in control price or (ii) 100% of target payout, whichever is greater.
CHANGE IN COMPENSATION ALLOCATION
An integral part of the Compensation Committee’s determination of the size, composition and duration of the Initial Equity Grants was reducing the base salaries of the Named Executive Officers to bring them more in line with the Company’s peers, industry norms and to place a greater emphasis on long-term incentive compensation in order to further align the interests of our Named Executive Officers with our shareholders. These reductions were implemented in connection with the new employment agreements described below and after considering input of the Compensation Committee’s independent compensation consultant. Furthermore, even though the Named Executive Officers’ performance bonus targets were not modified as a percentage of base salary, the base salary reductions will have the effect of reducing the absolute amount of their respective target performance bonuses, again further increasing the emphasis on long-term incentive compensation and stockholder alignment:

	Base Salary		Performance Bonus Target Percentage		Performance Bonus Target
	Prior Employment Agreement	New Employment Agreement	Prior Employment Agreement	New Employment Agreement	Prior Employment Agreement	New Employment Agreement
Taylor L. Reid	$600,000	$500,000	100%	100%	$600,000	$500,000
Michael H. Lou	$480,000	$450,000	100%	100%	$480,000	$450,000
Nickolas J. Lorentzatos	$425,000	$400,000	80%	80%	$340,000	$320,000

COMPENSATION DISCUSSION AND ANALYSIS
PRE-EMERGENCE 2020 COMPENSATION PROGRAM
The following chart sets forth for each Named Executive Officer (i) 2020 Compensation as required by SEC rules to be reported in the 2020 Summary Compensation Table ("2020 Reported Pay"), (ii) 2020 target compensation under the Company's original 2020 executive compensation program ("2020 Target Pay"), and (iii) actual compensation received pursuant to the Company's revised 2020 compensation program ("2020 Actual Pay"). We believe this chart is helpful to provide context for our pre-emergence 2020 compensation program, and our revised 2020 compensation program (represented by "2020 Actual Pay") in particular. Although, we revised executive compensation mid-year, "2020 Actual Pay" for each of our Named Executive Officers was less than both 2020 Reported Pay and 2020 Target Pay.
Because the post-emergence equity awards were granted in 2021, they are excluded from this chart in accordance with the equity reporting principles under applicable SEC executive compensation disclosure rules. In addition, the Reported Pay for Mr. Nusz includes severance payments pursuant to his contractual rights under his employment agreement and did not reflect new compensation arrangements entered into with Mr. Nusz. While we believe this chart provides helpful context, this should not be viewed as a substitution for the compensation reported in the 2020 Summary Compensation Table.

Comparison of 2020 Reported Pay, Target Pay, and Actual Pay
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
$—
Nusz
Reid
Lou
Lorentzatos
2020 Reported Pay
2020 Target Pay
2020 Actual Pay

Initial 2020 Compensation Program
The initial 2020 compensation program for our NEOs was significantly different than the 2019 compensation program, reflecting our efforts to create an innovative compensation structure that aligned executive rewards with shareholder interests and investment choices, avoid windfall pay and shareholder dilution resulting from commodity price swings, reflect our strategy and investment thesis, and build trust and confidence in us. Accordingly, in early 2020, the Compensation Committee established the following compensation program for 2020:
Base Salaries
Base salaries for our NEOs remained at 2018 levels. No increases were approved for 2020 due to performance in the first half of 2019, a decline in our stock price, and market conditions. The table below sets forth the 2020 base salary level for each of our Named Executive Officers:

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	2020 Base Salary
Thomas B. Nusz	$820,000
Taylor L. Reid	$600,000
Michael H. Lou	$480,000
Nickolas J. Lorentzatos	$425,000

Annual Incentive Awards
Consistent with our 2019 program, at the end of 2019, we established the 2020 annual performance-based cash incentive award program to reward achievement of our annual Company performance goals. At that time, the Compensation Committee established threshold, target and maximum cash incentive award opportunities for each Named Executive Officer for the upcoming year, set as a percentage of the officer’s base salary. For 2020, the annual incentive opportunities for Named Executive Officers remained unchanged from 2018 levels and were as follows:

	Threshold (as % of base salary)	Target (as % of base salary)	Maximum (as % of base salary)
Thomas B. Nusz	60%	120%	240%
Taylor L. Reid	50%	100%	200%
Michael H. Lou	50%	100%	200%
Nickolas J. Lorentzatos	40%	80%	160%

The Company also identified annual performance goal metrics, each with a pre-assigned weighting as set forth in the table below, to serve as a guideline for determining award payouts earned by our NEOs for 2020. The performance goal metrics were designed to reflect the Company's strategy and investment thesis at the time, prior to the time when the Company could have anticipated or known the impact of the impending COVID-19 pandemic or the collapse in demand for crude oil, natural gas and natural gas liquids as a result of Saudi Arabia and the Organization of the Petroleum Exporting Countries’ actions.

Metric		Weight
	Units

Free Cash Flow	$MM	30%
Cash Margin
Hedged EBITDA Margin (1)	$/boe	15%
G&A (2)	$MM	5%
Corporate Returns & Capital Efficiency
Well/DSU Accountability (3)	IRR%	15%
3-year rolling PD F&D (4)	$/boe	15%
Strategic Initiatives
Inventory Generation		5%
Corporate Initiatives (5)		15%
(1)Hedged EBITDA Margin is a measure of operating cash flow and is calculated as follows: Consolidated net income plus interest, taxes, depreciation and amortization. Hedged EBITDA Margin includes realized hedge gains and losses.
(2)G&A represents total general and administrative expenses for our E&P, midstream and wells services operations and includes all administrative costs, such as cash and non-cash employee compensation, facility leasing and operating costs, third party fees such as legal, accounting, and tax, recruiting, travel and office expenses, and information

COMPENSATION DISCUSSION AND ANALYSIS
technology and data services expenses. These costs are net of field labor costs, which are charged to operating expenses, and intercompany eliminations.
(3)Well/DSU Accountability is a measure estimating internal rate of returns on wells that have been online for 6, 12, 18, and 24 months.
(4)3-year rolling PD F&D is defined as capital expenditures, including drilling, completion, workover, and facilities, over 3 years divided by net reserves from all wells completed in a set time period inclusive of revisions.
(5)Corporate initiatives included: (i) alignment and communication of strategy, investible thesis and 2020 plan; (ii) disruptive change; (iii) organizational design; and (iv) employee engagement and alignment.
As noted below, following a comprehensive review of the Company’s 2020 incentive compensation program, the Compensation Committee replaced the annual incentive program established at the beginning of the year in order to effectively incentivize employees in light of low oil prices and commodity price volatility and the COVID-19 pandemic.
As described below, as a condition to participation in the Revised 2020 Incentive Compensation Plan, the Named Executive Officers waived their right to receive an Annual Incentive Award, described above, for the fiscal year 2020.
Long-Term Equity-Based Incentives
Long-term incentive awards were granted in January 2020 at approximately 50% of our Named Executive Officers' 2019 target award opportunities due to a desire to cap dilution and in recognition of the Company’s performance, its stock price and the general market environment. The allocation of equity-based incentive compensation to our Named Executive Officers was 75% performance-based (PSUs) and 25% time-based (restricted stock and phantom units), compared to the 2019 allocation of 55% and 45%, respectively.
The long-term incentive awards granted to each Named Executive Officer in January 2020 are included in the table below (the "2020 Long-Term Incentive Awards"). As noted below, in June 2020, the initial 2020 compensation program was replaced following a comprehensive review of the Company’s existing compensation program. Although these grants were forfeited in June 2020, under applicable SEC disclosure rules, they are reflected as compensation in the 2020 Summary Compensation Table.

	PSUs (Target) (#)	Grant Date Value of PSU Grant (Target)	Restricted Stock (#)	Grant Date Value of Restricted Stock Grant	Phantom Units (#)	Grant Date Value of Phantom Unit Grant
Thomas B. Nusz	782,720	$2,168,134	208,730	$578,182	15,460	$258,027
Taylor L. Reid	447,280	$1,238,966	122,180	$338,439	9,050	$151,045
Michael H. Lou	327,280	$906,566	87,270	$241,738	6,460	$107,817
Nickolas J. Lorentzatos	231,820	$642,142	61,820	$171,241	4,580	$76,440
2020 Performance Share Units
Our 2020 PSU awards were designed to align the interests of our Named Executive Officers and shareholders by (i) making a portion of the executive's compensation dependent upon the Company's TSR as compared to a TSR comparator group (PSU Peer Group) and (ii) increasing the percentage of the executive's compensation which was directly tied to the Company's performance. The 2020 PSU design was consistent with the 2019 PSU design but with the following changes:

■added the following four indexes to the PSU Peer Group in order to measure performance against companies of various sizes and industries: (a) the Standard & Poor’s 500 Index; (b) the Russell 2000 Index; (c) the Standard & Poor’s MidCap 400 Index; and (d) the Standard & Poor’s SmallCap 600 Index;
■applied a multiplier to 50% of the PSUs granted in 2020, which is based on the Company's IRR and reduces the number of earned PSUs unless the Company's IRR is at least 8% for a performance cycle; if

COMPENSATION DISCUSSION AND ANALYSIS
the Company's IRR is greater than 8%, the multiplier may increase the number of earned PSUs up to 150% if the Company achieves an IRR of 15% for a performance period; and
■capped the number of PSUs that may be earned at the end of the 2-year, 3-year and 4-year performance cycles if the Company's stock price is at least $8, $9 and $10, respectively.
The 2020 PSU awards were scheduled to vest in one-third installments based on three distinct performance periods: a two-year performance period (January 21, 2020 - January 20, 2022); a three-year performance period (January 21, 2020 - January 20, 2023); and a four-year performance period (January 21, 2020 - January 20, 2024). Depending on the relative TSR achieved by us, vesting for 50% of the PSUs granted to a Named Executive Officer could have ranged from 0% to 200% of the target PSUs, with vesting for the remaining 50% of the PSUs granted to a Named Executive Officer ranging from 0% to 240% of the target PSU. If the Company’s relative TSR had ranked 10th in the PSU Peer Group and all peer companies had remained in the PSU Peer Group through the duration of the applicable performance period, 100% of the PSUs associated with the performance period would have vested.
Regardless of relative TSR performance, vesting was capped at 100% of the initial PSUs eligible to vest if the Company's absolute TSR was negative over the performance cycle and vesting was to be reduced to 0% if the Company's TSR rank fell in the bottom three of the PSU Peer Group.
In order to incentivize focus on the Company’s internal rate of return (IRR), the award incudes a multiplier to 50% of the PSUs granted in 2020, which was to reduce the number of earned PSUs unless the Company's IRR was at least 8% for a performance period and increase the number of PSUs earned if the Company's IRR was greater than 8%, but up to a maximum multiplier of 150% if the Company achieved an IRR of 15% for a performance period. The award agreements also capped the number of PSUs that could have been earned at the end of the 2-year, 3-year and 4-year performance cycles if the Company's stock price was at least $8, $9 and $10, respectively. Under the terms of the PSU agreements, any PSUs that did not vest at the end of the applicable performance period were forfeited and the award recipient would not have another opportunity to earn the maximum vesting level (200% or 240%, as applicable) of the initial PSUs granted.
The PSU Peer Group consisted of (a) the Standard & Poor’s 500 Index, (b) the Russell 2000 Index, (c) the Standard & Poor’s MidCap 400 Index, and (d) the Standard & Poor’s SmallCap 600 Index as well as each company in the following PSU comparator group:

• Antero Resources Corporation	• PDC Energy, Inc.
• Cabot Oil & Gas Corporation	• QEP Resources Inc.
• Callon Petroleum Company	• Range Resources Corporation
• Centennial Resource Development	• SM Energy Co.
• Cimarex Energy Co.	• Whiting Petroleum Corporation
• Matador Resources Company	• WPX Energy, Inc.
• Parsley Energy, Inc.
As described below, these 2020 PSU awards were forfeited in June 2020 in connection with the revised 2020 incentive compensation program.
2020 Phantom Units
The 2020 phantom units awards served to align the interests of our Named Executive Officers and shareholders by tying a portion of the executive's compensation to the Company's majority owned midstream subsidiary, OMP, on which the Company depends for processing and takeaway capacity.
Each phantom unit represented the right to receive, upon vesting of the award, a cash payment equal to the fair market value of one OMP common unit. Award recipients were also entitled to Distribution Equivalent Rights (DER) with respect to each phantom unit received. Each DER represented the right to receive, upon vesting of the award, a cash payment equal to the value of the distributions paid on one OMP common unit between the grant date and

COMPENSATION DISCUSSION AND ANALYSIS
the applicable vesting date. The phantom unit awards were scheduled to vest in equal amounts each year over a three-year period.
As described below, these 2020 Phantom Unit awards were forfeited in June 2020 in connection with the revised 2020 incentive compensation program.
2020 Restricted Stock Awards
Restricted stock awards were scheduled to vest over a three-year period, provided the award recipient remained continuously employed through the applicable vesting dates. While a Named Executive Officer held unvested shares of restricted stock, he was entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends were distributed to our shareholders generally.
As described below, these 2020 restricted stock awards were forfeited in June 2020 in connection with the revised 2020 incentive compensation program.

Revised 2020 Incentive Compensation Program
Following a comprehensive review of the Company’s 2020 incentive compensation program, in June 2020, the Board determined that certain revisions to the 2020 incentive compensation program were appropriate to effectively incentivize employees. In light of low oil prices and commodity price volatility, the COVID-19 pandemic, and other recent developments that created risks and uncertainties for the Company and its workforce, the Board approved a revised 2020 incentive compensation program on June 8, 2020 that applied to all of the Company’s employees, including the Named Executive Officers. The Board and the Company believed this new compensation program was critical to retain the Company’s workforce and incentivize performance with respect to key performance metrics during this uncertain time.
Under the revised 2020 incentive compensation program, the Named Executive Officers forfeited the 2020 Long-Term Incentive Awards and waived the right to receive Annual Incentive Awards for 2020, and, in exchange, the Named Executive Officers received an opportunity to receive target variable cash compensation in an amount that represents the following reductions relative to their 2019 target variable compensation (i.e., 2019 target annual cash incentive award opportunity and 2019 target long-term incentive award opportunity):

Named Executive Officer	Reduction Relative to 2019 Target Variable Compensation
Thomas B. Nusz	47%
Taylor L. Reid	47%
Michael H. Lou	45%
Nickolas J. Lorentzatos	45%

For the Named Executive Officers, the target variable compensation was scheduled to be paid as follows:
■One-third was prepaid with an obligation to refund up to 100% of the compensation (on an after-tax basis) if certain specified incentive metrics relating to EBITDA (weighted 10%), Lease Operating Expenses (weighted 20%), Consolidated general and administrative expenses, excluding restructuring and lawsuit settlement costs (weighted 20%), Consolidated Capital Expenditures, excluding capitalized interest (weighted 20%), safety metrics (weighted 15%), and environmental metrics (weighted 15%) were not achieved. The goals were designed to be challenging given the market conditions at the time. In June 2020, the Named Executive Officers received payments as follows with respect to this portion of the award: Mr. Nusz, $997,086; Mr. Reid, $582,112; Mr. Lou, $434,030; and Mr. Lorentzatos, $307,456. Based on performance measured and approved by the Board at the end of the third quarter of 2020 and at the Company's emergence from restructuring, pursuant to the terms of the awards, each of the Named Executive Officers retained these awards and ceased to be subject to the repayment obligation.

COMPENSATION DISCUSSION AND ANALYSIS
■The remaining two-thirds was prepaid with an obligation to refund the compensation (on an after-tax basis) if the Named Executive Officer did not remain employed for a period of up to 12 months, unless the Named Executive Officer was terminated without cause or resigned for good reason. Accordingly, in June 2020, the Named Executive Officers received payments as follows with respect to this portion of the award: Mr. Nusz, $1,994,172; Mr. Reid, $1,164,225; Mr. Lou, $868,061; and Mr. Lorentzatos, $614,911. Pursuant to the terms of the awards, as of the Company's emergence from restructuring, the Named Executive Officers retained these awards and ceased to be subject to the repayment obligation.
NEW EMPLOYMENT AGREEMENTS FOR NAMED EXECUTIVE OFFICERS.
In early 2021, as part of the implementation of the new equity incentive plan, the Named Executive Officers entered into new employment agreements (“New Employment Agreements) that were aligned with the Initial Equity Grants. These new 2021 agreements replaced the then-existing employment agreements (Prior Employment Agreements) that had been amended and restated in March 2018 and extended in September 2020 until March 20, 2024. The New Employment Agreements are scheduled to terminate on the same date.
Termination of Employment. Under the New Employment Agreements, upon any termination of employment, the Named Executive Officers are entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Named Executive Officers will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Named Executive Officer’s base salary, payable in a lump sum within 60 days following termination, and (iv) reimbursement of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Non-Renewal of Employment Agreement. If a Named Executive Officer’s employment terminates by reason of the Company’s non-renewal of the New Employment Agreement at expiration, the Named Executive Officer is entitled to receive reimbursement of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, for up to 12 months following termination. Except for this COBRA reimbursement obligation, and except as provided in any award notices for the Initial Equity Grants and any other equity grants that may be made in the future, the non-renewal of the New Employment Agreement does not entitle a Named Executive Officer to any severance benefits, vesting of unvested equity grants or any other benefits. Under the Prior Employment Agreements, non-renewal by the Company was treated as a termination without “cause.”
Termination Other Than for Cause or Good Reason. If the Company terminates the employment of any of Messrs. Reid, Lou or Lorentzatos for reasons other than “cause,” or if the Named Executive Officer terminates employment for “good reason,” and, in each case, such termination is not on or within 18 months following a “change in control,” then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments; (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the Severance Multiple (as defined below) of the sum of (1) the Named Executive Officer’s base salary as of the date of termination, plus (2) the aggregate of the product of (x) the Named Executive Officer’s base salary as of the date of termination and (y) the target bonus percentage specified in such Named Executive Officer’s New Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); and (iv) reimbursement of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer’s delivery to the Company (and non-revocation) of a release of claims within 50 days of his termination date.
Severance Multiples. The New Employment Agreements modify the severance multiples provided in the Prior Employment Agreements in connection with the termination of a Named Executive Officer’s employment without

COMPENSATION DISCUSSION AND ANALYSIS
“cause” or by the Named Executive Officer for “good reason.” Under the New Employment Agreements, the following changes were made:

	Good Reason		Termination without Cause For First 15 Months		Termination without Cause After First 15 Months
	Prior Employment Agreement	New Employment Agreement	Prior Employment Agreement	New Employment Agreement	Prior Employment Agreement	New Employment Agreement
Taylor L. Reid	2X	1.5X	2X	2X	2X	1.5X
Michael H. Lou	1X	1X	1X	2X	1X	1X
Nickolas J. Lorentzatos	1X	1X	1X	2X	1X	1X

(1) Under the Prior Employment Agreements, the Company’s emergence from Chapter 11 was a “change in control,” as a result of which the severance multiple for any departure by the Named Executive Officer for “good reason” or termination by the Company without “cause” would have been 2.99X instead of 2X for Mr. Reid, 1X for Mr. Lou and 1X for Mr. Lorentzatos. After the second anniversary of the emergence date, the severance would have reverted to the lower levels.

Change in Control. Under each New Employment Agreement, if a Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason,” in each case, on or within 18 months following a “change in control,” then the Severance Multiple is 2.5X for Mr. Reid, 2X for Mr. Lou and 2X for Mr. Lorentzatos. Under the Prior Employment Agreements, the Severance Multiple was 2.99X, and that higher multiple applied for two years following the change in control. Under the Prior Employment Agreements, the Company’s emergence from Chapter 11 was a change in control. Under the New Employment Agreements, the Named Executive Officers have agreed that the 2020 Chapter 11 emergence will not constitute a change in control for purposes of the New Employment Agreements.
No Gross Up Payments. Consistent with the Prior Employment Agreements, each New Employment Agreement provides that, if any payments made pursuant to the New Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, the Company will not provide any gross-up payment for such excise taxes.
Restrictive Covenants. Messrs. Reid, Lou and Lorentzatos are subject to certain confidentiality, non-compete and non-solicitation provisions contained in the New Employment Agreements. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the New Employment Agreements and for 12 months following the Named Executive Officer’s termination date. Each Prior Employment Agreement had provided that the non-compete and non-solicitation covenants ceased to apply if the Named Executive Officer was terminated for any reason on or after a change in control. Under the New Employment Agreements, those covenants will continue for 12 months following the termination date, even in the case of a change in control.
Vesting of Prior Equity Awards
Under the terms applicable to the equity award agreements held by our Named Executive Officers as well as the terms of their employment agreements, the Company’s emergence from Chapter 11 constituted a change in control under such compensatory arrangements. Accordingly, all outstanding equity awards granted prior to 2020 other than the annual restricted stock awards, the phantom unit awards and Class B Unit awards vested upon such emergence in accordance with their terms. In addition, pursuant to the terms of the Plan of Reorganization approved by the Bankruptcy Court, the outstanding shares of restricted stock subject to the 2018 Annual Award and 2019 Annual Award vested on November 12, 2020 in connection with the Company’s emergence from Chapter 11 bankruptcy.

COMPENSATION DISCUSSION AND ANALYSIS
During 2020, performance periods with respect to PSUs granted in 2016, 2017 and 2018 ended in January 2020 and, based on the following achievement levels, the Named Executive Officers vested in the outstanding PSUs as follows:

AWARD	VESTING LEVEL
2016 PSU Awards (4-Year Performance Period)
▪Performance Period: January 20, 2016 – January 19, 2020
▪TSR Ranking: 6th of 12 companies
▪TSR Peer Companies: Carrizo Oil & Gas, Inc.; Denbury Resources Inc.; Gulfport Energy Corp.; Laredo Petroleum, Inc.; Newfield Exploration Company; QEP Resources Inc.; Range Resources Corporation; SM Energy Co.; Whiting Petroleum Corporation; WPX Energy, Inc.; and The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index
▪Vesting Percentage: 109% of target

2017 PSU Awards (3-Year Performance Period)
▪Performance Period: January 12, 2017 – January 11, 2020
▪TSR Ranking: 9th of 14 companies
▪TSR Peer Companies: Carrizo Oil & Gas, Inc.; Denbury Resources Inc.; EP Energy Corporation; Gulfport Energy Corp.; Laredo Petroleum, Inc.; Newfield Exploration Company; PDC Energy, Inc.; QEP Resources Inc.; Range Resources Corporation; SM Energy Co.; Whiting Petroleum Corporation; WPX Energy, Inc.; and The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index
▪Vesting Percentage: 77% of target

2017 PSU Awards (4-Year Performance Period)
▪Performance Period: January 12, 2017 – November 18, 2020*
▪TSR Ranking: 10th of 11 companies
▪TSR Peer Companies: Denbury Resources Inc.; Gulfport Energy Corp.; Laredo Petroleum, Inc.; PDC Energy, Inc.; QEP Resources Inc.; Range Resources Corporation; SM Energy Co.; Whiting Petroleum Corporation; WPX Energy, Inc.; and The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index
▪Vesting Percentage: 20% of target

2018 PSU Awards (2-Year Performance Period)
▪Performance Period: January 24, 2018 – January 23, 2020
▪TSR Ranking: 10th of 16 companies
▪TSR Peer Companies: Carrizo Oil & Gas, Inc.; Denbury Resources Inc.; Energen Corp.; EP Energy Corporation; Gulfport Energy Corp.; Laredo Petroleum, Inc.; Newfield Exploration Company; PDC Energy, Inc.; QEP Resources Inc.; Range Resources Corporation; RSP Permian, Inc.; SM Energy Co.; Whiting Petroleum Corporation; WPX Energy, Inc.; and The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index
▪Vesting Percentage: 80% of target

2018 PSU Awards (3-Year Performance Period and 4-Year Performance Period)
▪Performance Period: January 24, 2018 – November 18, 2020*
▪TSR Ranking: 10th of 11 companies
▪TSR Peer Companies: Denbury Resources Inc.; Gulfport Energy Corp.; Laredo Petroleum, Inc.; PDC Energy, Inc.; QEP Resources Inc.; Range Resources Corporation; SM Energy Co.; Whiting Petroleum Corporation; WPX Energy, Inc.; and The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index
▪Vesting Percentage: 20% of target

*Pursuant to the terms of the award agreements, the Company's emergence from bankruptcy constituted a change in control, with the performance period concluding as of such date.

COMPENSATION DISCUSSION AND ANALYSIS
Management Transition Compensation
On December 22, 2020, Mr. Nusz retired as CEO and as a director of the Company. In light of Mr. Nusz’s retirement as CEO, effective December 22, 2020, the Board appointed Mr. Brooks to serve as CEO during the period that the Board conducts a search for a new CEO.
In connection with Mr. Nusz’s retirement, the employment-related provisions of his Fourth Amended and Restated Employment Agreement with the Company, dated as of March 20, 2018, as amended effective as of September 29, 2020 (Nusz Employment Agreement) were terminated as of December 22, 2020. Because Mr. Nusz no longer served as Board Chair when the newly constituted Board was appointed upon the Company’s emergence from Chapter 11 bankruptcy on November 19, 2020, the Nusz Employment Agreement entitled Mr. Nusz to voluntarily leave the Company for “good reason” if he gave 30 days’ notice of his intent to do so within 60 days. The Board waived this 30-day notice requirement for Mr. Nusz and, subject to Mr. Nusz’s execution and non-revocation of a release of claims in favor of the Company, Mr. Nusz became entitled to receive the severance benefits payable under the Nusz Employment Agreement for a good reason termination occurring within two years following a change in control of the Company. Under the Nusz Employment Agreement, a change in control occurred in connection with the Company’s emergence from Chapter 11 bankruptcy.
On December 22, 2020, the Company entered into an employment agreement with Mr. Brooks (Brooks CEO Employment Agreement) in connection with his appointment by the Board as CEO. The Brooks CEO Employment Agreement has a term expiring five business days after the date a successor CEO is appointed by the Board, unless terminated earlier by either party upon 30 days’ advance written notice (the "Brooks Employment Term"). During the Brooks Employment Term, Mr. Brooks will continue to serve as a director and as Board Chair. As Board Chair, Mr. Brooks does not currently serve on any Board committees. Except for his compensation as a director, Mr. Brooks has chosen not to receive any salary, compensation, vacation, severance or other benefits as compensation for serving as CEO.
EMPLOYEE BENEFITS
In addition to the elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation contributed to the plan. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Named Executive Officers, subject to applicable IRS limitations. While the Board of Directors has made such contributions in prior years, the Board determined not to make such a contribution in 2020. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.
The general benefits offered to all employees (and thus to our Named Executive Officers) are reviewed by our Compensation Committee each year. Currently, we provide our Named Executive Officers with limited perquisites, including certain parking and transportation benefits. Benefits offered only to Named Executive Officers are reviewed by our Compensation Committee in conjunction with its annual review of executive officer compensation.
BEST PRACTICES IN OUR COMPENSATION PROGRAM
The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our 2020 executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO
☑ Independent compensation consultant reports directly to Compensation Committee ☑ Double-trigger change-in-control severance benefits ☑ Robust stock ownership guidelines	☑ Annual Say on Pay vote ☑ Limited perquisites ☑ Mitigation of undue risk
WHAT WE DO NOT DO
☒ No tax gross-ups ☒ No defined benefit pension plans or nonqualified deferred compensation plans ☒ No dividends on unearned performance-based awards under our LTIP	☒ LTIP does not allow repricing of underwater stock options without stockholder approval ☒ Do not allow pledging, hedging, or short sales of our securities

Stock Ownership Guidelines
The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other shareholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee previously adopted stock ownership guidelines requiring ownership of 200% of their respective annual base salaries for Named Executive Officers other than the CEO and 500% of annual base salary for the CEO. Our executives are required to hold shares until such ownership requirements are met. In light of the Company’s financial restructuring and Chapter 11 proceedings, the Company suspended the stock ownership guidelines until emergence.
Hedging, Short Sales and Pledging Policies
We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin. In addition, our executives are prohibited from pledging Company stock without approval of the Board.
Clawback Policy
Currently, our equity-based incentive compensation awards and the employment agreements with our Named Executive Officers contain the following provisions for the recoupment of incentive compensation:
■Equity award agreements covering grants made to our Named Executive Officers and other service providers include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.
■The Company’s equity plan includes provisions specifying that awards under those arrangements are subject to any clawback policy we adopt.
■The Named Executive Officer employment agreements contain a clawback provision that enables us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

COMPENSATION DISCUSSION AND ANALYSIS
HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Consideration of 2020 Say-on-Pay Advisory Vote
At our 2020 annual meeting, we held our most recent say-on-pay advisory vote, which resulted in over 88% of votes cast approving the compensation of our Named Executive Officers. Our then-serving Compensation Committee evaluated the results of the 2020 say-on-pay advisory vote and the support expressed by shareholders and considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group company data. While each of these factors bore on the Committee’s decisions regarding our Named Executive Officers’ compensation, the Committee did not make any changes to the structure of our 2020 executive compensation program in response to the 2020 advisory vote.
Role of the Compensation Committee
Our executive compensation program has been administered by an independent compensation committee. Following our emergence and the change in composition of our Board, the composition of the compensation committee was changed completely. Accordingly, compensation decisions that occurred prior to September 30, 2020 were made by the Compensation Committee of the pre-emergence Board, whereas compensation decisions after such date were made by the newly constituted Compensation Committee or the newly constituted Board.
Role of the Chief Executive Officer and Other Officers
The Compensation Committee considers input from Mr. Reid, our President and Chief Operating Officer, and Mr. Lou, our Chief Financial Officer and, while he was with the Company, considered input from Mr. Nusz, our former Chief Executive Officer, regarding our executive compensation structure and the individual compensation levels for each executive officer, including themselves. Mr. Nusz and his officer team also provided information to the Compensation Committee regarding the performance of the Company and the attainment of the Company's performance goals for the Committee’s determination of annual performance-based cash incentive awards. The Committee makes the final determination of Named Executive Officer compensation.
Role of the Compensation Consultant
Our Compensation Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist in its duties. Historically, our Compensation Committee engaged Longnecker & Associates ("Longnecker") to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically met with our Compensation Committee throughout the year and advised our Compensation Committee with regard to general trends in director and executive compensation, including: competitive benchmarking; incentive plan design; peer group selection; and other trends and developments affecting executive compensation. In addition, Longnecker provided our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year. Consistent with past practices, Longnecker advised the Compensation Committee with respect to the original 2020 incentive design. In connection with its re-evaluation of the 2020 compensation program and the establishment of the revised 2020 incentive program, the Compensation Committee retained the services of Willis Towers Watson. To assist with the development of the design of the post-emergence compensation program, the Compensation Committee retained the services of Exequity LLP (Exequity) as an independent compensation consultant. Specially, Exequity advised the Compensation Committee on the sizing and structure of the Initial Equity Awards as well as the terms of the New Employment Agreements.
The Compensation Committee assessed the independence of Longnecker & Associates, Willis Towers Watson and Exequity pursuant to NASDAQ rules and the Company concluded that the work performed by Longnecker & Associates, Willis Towers Watson and Exequity for the Compensation Committee did not raise any conflicts of interest.

COMPENSATION DISCUSSION AND ANALYSIS
Benchmarking and Peer Group
In order to attract, motivate and retain talented executive officers, our executive compensation program is designed to be competitive with the types and ranges of compensation paid by peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our Named Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.
For 2020, members of our management team met with representatives from Longnecker and our Compensation Committee in the fourth quarter of 2019 to select a group of companies that they considered a “peer group” for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board for the initial 2020 compensation program. The oil and gas companies that make up this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization or enterprise value as us and (ii) potentially compete with us for executive-level talent.
The 2020 peer group for evaluating the initial 2020 compensation program consisted of the following companies:

• Antero Resources Corporation	• PDC Energy, Inc.
• Cabot Oil & Gas Corporation	• QEP Resources Inc.
• Callon Petroleum Company	• Range Resources Corporation
• Centennial Resource Development	• SM Energy Co.
• Cimarex Energy Co.	• Whiting Petroleum Corporation
• Matador Resources Company	• WPX Energy, Inc.
• Parsley Energy, Inc.
Like us, these companies are oil-weighted, unconventional oil and gas operators, and they are of a similar size and compete with us for talent.
Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to comparably titled persons at companies within our peer group and in the survey data, generally targeting base salaries and total direct compensation for our Named Executive Officers at the market 50th percentile of our peer group.
In connection with the development of the 2021 compensation program, and with the input of Exequity, the Compensation Committee approved the following 2021 peer group:

• Antero Resources Corporation	• Murphy Oil Corporation
• Cabot Oil & Gas Corporation	• Parsley Energy, Inc.
• Callon Petroleum Company	• PDC Energy, Inc.
• Centennial Resource Development	• QEP Resources Inc.
• Cimarex Energy Co.	• Range Resources Corporation
• CNX Resources Corporation	• SM Energy Co.
• EQT Corporation	• Southwestern Energy Company
• Laredo Petroleum Inc.	• Whiting Petroleum Corporation
• Matador Resources Company	• WPX Energy, Inc.

Compensation Practices as They Relate to Risk Management
We believe our compensation programs do not encourage excessive and unnecessary risk taking by our employees, including our executive officers, and are not reasonably likely to have a material adverse effect on us.

COMPENSATION DISCUSSION AND ANALYSIS
Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding cash incentive amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests and objectives of our executives with those of our shareholders, thereby reducing the incentives to unnecessary risk taking.

EXECUTIVE COMPENSATION
2020 Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal year ended December 31, 2020 and, to the extent required by applicable SEC disclosure rules, during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)

Douglas E. Brooks	2020	$—	$—	$578,925	$—	$—	$43,223	$622,148
Chairman and Chief Executive Officer(1)

Thomas B. Nusz	2020	$820,000	$1,994,172	$3,054,822	$—	$997,086	$5,439,743	$12,305,823
Former Chairman and Chief Executive Officer (2)	2019	$881,250	$—	$6,569,922	$—	$738,000	$23,037	$8,212,209
	2018	$820,000	$—	$5,422,831	$—	$984,000	$31,869	$7,258,700

Taylor L. Reid	2020	$600,000	$1,164,225	$1,758,864	$—	$582,112	$21,108	$4,126,309
President and Chief Operating Officer	2019	$643,750	$—	$3,764,342	$—	$450,000	$23,532	$4,881,624
	2018	$600,000	$—	$2,846,410	$—	$600,000	$22,553	$4,068,963

Michael H. Lou	2020	$480,000	$868,061	$1,278,145	$—	$434,030	$21,108	$3,081,344
Executive Vice President and Chief Financial Officer	2019	$506,250	$—	$2,661,952	$—	$360,000	$21,588	$3,549,790
	2018	$480,000	$—	$2,277,128	$—	$480,000	$22,114	$3,259,242

Nickolas J. Lorentzatos	2020	$425,000	$614,911	$905,168	$—	$307,456	$21,108	$2,273,643
Executive Vice President, General Counsel and Corporate Secretary	2019	$448,333	$—	$1,886,186	$—	$255,000	$20,808	$2,610,327
	2018	$421,250	$—	$1,512,224	$—	$340,000	$20,508	$2,293,982
  __________________
(1)Mr. Brooks began serving as the Chief Executive Officer of the Company, effective December 22, 2020.
(2)Mr. Nusz retired as Chief Executive Officer and as a director of the Company, effective December 22, 2020, and from the Company on December 30, 2020.
(3)Reflects the base salary earned by each Named Executive Officer during the fiscal year indicated.
(4)For fiscal year 2020, reflects time-based cash incentive amounts earned by the Named Executive Officers for services performed in 2020 pursuant to our revised 2020 incentive compensation program. The amounts reported in the table were paid to the Named Executive Officers in June 2020 and were subject to clawback if a Named Executive Officer did not continue to provide services through the earlier of June 30, 2020 or the Company’s emergence from bankruptcy. The time-based cash incentive amounts are described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program."
(5)For fiscal year 2020, reflects the aggregate grant date fair value of awards of PSUs, restricted stock and phantom units granted under our LTIP, computed in accordance with FASB ASC Topic 718 and disregarding forfeitures, as well as the incremental fair value associated with the modification of outstanding restricted stock awards in connection with the Company's emergence from restructuring. As noted in the Compensation Discussion and Analysis, the awards granted in 2020 were forfeited in their entirety by each Named Executive Officer on June 12, 2020 in exchange for certain cash incentive opportunities under our revised 2020 incentive compensation program. The forfeiture and exchange are described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program." See Note 18 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for additional detail regarding assumptions underlying the value of these

EXECUTIVE COMPENSATION
equity awards. For fiscal year 2020, the grant date fair value for restricted stock awards is based on the closing price of our common stock on January 21, 2020, the grant date for those awards, which was $2.77 per share. The grant date fair value for the PSUs granted on January 21, 2020 was calculated based on the initial number of PSUs granted at a weighted average grant date fair value price per unit of $2.77, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718 and based on the probable achievement of the performance conditions at the time of grant. Under FASB ASC Topic 718, the vesting condition related to the PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the Named Executive Officers that could be calculated and disclosed based on achievement of the underlying market condition. For fiscal year 2020, the grant date fair value for phantom unit awards was based on the closing price of OMP's common units on January 21, 2020, the grant date for those awards, which was $16.69 per unit. For fiscal year 2020, the grant date fair value for the restricted stock awards granted to Mr. Brooks in his capacity as a director is based on the closing price of our common stock on December 29, 2020, the grant date for those awards, which was $37.35 per share. In addition, pursuant to the terms of the Plan of Reorganization, approved by the Bankruptcy Court, the outstanding shares of restricted stock subject to the 2018 Annual Award and 2019 Annual Award vested on November 12, 2020 in connection with the Company’s emergence from bankruptcy. Because this was treated as a modification under FASB ASC Topic 718, the incremental fair value associated with the modification of these existing grants is included in the table above as follows: Mr. Nusz, $50,478; Mr. Reid, $30,415; Mr. Lou, $22,024; and Mr. Lorentzatos, $15,345.
(6)For fiscal year 2020, reflects performance-based cash incentive amounts earned by the Named Executive Officers for services performed in 2020 pursuant to our revised 2020 incentive compensation program. The amounts reported in the table were paid to the Named Executive Officers in June 2020 and were subject to clawback if the Company did not meet pre-established performance goals for the third and fourth quarters of 2020. The performance-based cash incentive amounts are described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program."
(7)The following items are reported in the “All Other Compensation” column for fiscal year 2019:

Name	Parking	401(k) Plan Match	Tax Reimbursement(a)	Director Compensation(b)	Severance(c)	Total
Douglas E. Brooks	$—	$—	$—	$43,223	$—	$43,223
Thomas B. Nusz	$4,008	$17,100	$282	$—	$5,418,353	$5,439,743
Taylor L. Reid	$4,008	$17,100	$—	$—		$21,108
Michael H. Lou	$4,008	$17,100	$—	$—		$21,108
Nickolas J. Lorentzatos	$4,008	$17,100	$—	$—		$21,108
 __________________
(a)Represents tax payments made in respect of imputed income for executives and persons accompanying executives on a Company-contracted aircraft for business entertainment purposes. No incremental cost was incurred by the Company for travel by accompanying persons. The Company does not allow Company-contracted aircraft to be used for personal travel; however, in limited circumstances, we have permitted an executive’s family member to accompany the executive on a flight when the executive is traveling for business.
(b)Represents amounts paid to Mr. Brooks for service as a Director of the Company for the period from November 19, 2020 through December 31, 2020. Mr. Brooks received a prorated quarterly retainer in the amount of $9,681 for his service as a Board member; he received a prorated quarterly retainer of $8,542 for his service as Board Chair; and he received a one-time “stand-up fee” of $25,000. Please see “Board of Directors—Director Compensation” for more information about the Company’s director compensation program. Mr. Brooks does not receive any compensation for his service as an executive officer of the Company.
(c)Mr. Nusz retired as Chief Executive Officer and as a director of the Company, effective December 22, 2020, and ceased to be employed by the Company on December 30, 2020. Mr. Nusz’s retirement constituted a resignation for good reason that occurred following a change of control (as a result of the

EXECUTIVE COMPENSATION
Company’s emergence from bankruptcy). The amount reported in this column represents the severance benefits that Mr. Nusz became contractually entitled to as a result of his retirement: (i) an amount equal to 2.99 times his annualized base salary for 2020 and his target bonus in effect for 2020 ($5,393,960) and (ii) 18 months’ worth of COBRA premiums at $1,355.17 per month ($24,393).
2020 Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to each of our Named Executive Officers under the LTIP during fiscal year 2020. As described above, all equity awards described in the following table were forfeited in their entirety by each of our Named Executive Officers on June 12, 2020 in exchange for certain cash incentive opportunities under our revised 2020 incentive compensation program.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1) (In Shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Douglas E. Brooks	12/29/2020	12/21/2020							15,550(5)	$578,925
Thomas B. Nusz	1/17/2019	1/12/2019							208,730(6)	$2,219,989
	1/17/2019	1/12/2019							15,460(7)	$499,761
	1/17/2019	12/11/2018				260,906	782,720	1,721,984		$3,794,876
	11/12/2020	11/12/2020							296,927(8)	$50,478
	(3)		$492,000	$984,000	$1,968,000
	(4)		$498,543	$997,086	$997,086
Taylor L. Reid	1/17/2019	1/12/2019							122,180(6)	$1,350,001
	1/17/2019	1/12/2019							9,050(7)	$303,802
	1/17/2019	12/11/2018				149,093	447,280	984,016		$2,076,924
	11/12/2020	11/12/2020							129,553(8)	$22,024
	(3)	(3)	$300,000	$600,000	$1,200,000
	(4)	(4)	$291,056	$582,112	$582,112
Michael H. Lou	1/17/2019	1/12/2019							82,270(6)	$944,974
	1/17/2019	1/12/2019							6,460(7)	$212,678
	1/17/2019	12/11/2018				109,903	327,280	720,016		$1,480,768
	11/12/2020	11/12/2020							178,914(8)	$30,415
	(3)	(3)	$240,000	$480,000	$960,000
	(4)	(4)	$217,015	$434,030	$434,030
Nickolas J. Lorentzatos	1/17/2019	1/12/2019							61,820(6)	$669,630
	1/17/2019	1/12/2019							4,580(7)	$150,647
	1/17/2019	12/11/2018				77,273	231,820	510,004		$1,049,240
	11/12/2020	11/12/2020							90,266(8)	$15,345
	(3)	(3)	$170,000	$340,000	$680,000
	(4)	(4)	$153,728	$307,456	$307,456
   __________________
(1)Reflects PSUs granted under our LTIP in 2020 that were later forfeited during 2020. Amounts reported (a) in the “Threshold” column reflect 33% of the initial number of PSUs granted in 2020, which is the minimum amount that would have been payable under the PSU awards (assuming a TSR rank of 16th of 19 peers), (b)

EXECUTIVE COMPENSATION
in the “Target” column reflect 100% of the initial number of PSUs granted in 2020, which is the target amount that would have been payable under the PSU awards (assuming a TSR rank of 10th of 19 peers), and (c) in the “Maximum” column reflect 220% of the initial number of PSUs granted in 2020, which is the maximum amount that would have been payable under the PSU awards (assuming a TSR rank of 1st of all peers). As described in more detail above under "—Compensation Discussion and Analysis—Initial 2020 Incentive Compensation Program,” PSUs were granted in two tranches, with 50% of the total number of PSUs granted allocated to each tranche. The maximum amount payable under Tranche A was 200% of the initial number of PSU awards granted in Tranche A and the maximum amount payable under Tranche B was 240% of the initial number of PSU awards granted in Tranche B. The PSUs were forfeited in their entirety by each Named Executive Officer on June 12, 2020, as described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program."
(2)Reflects the aggregate grant date fair value of restricted stock awards, phantom units, and PSUs granted under our LTIP in 2020, computed in accordance with FASB ASC Topic 718. See Note 18 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020 for additional detail regarding assumptions underlying the value of these equity awards. For fiscal year 2020, the grant date fair value for restricted stock awards is based on the closing price of our common stock on January 21, 2020, the grant date for those awards, which was $2.77 per share. The grant date fair value for the PSUs granted on January 21, 2020 was calculated based on the initial number of PSUs granted at a weighted average grant date fair value price per unit of $2.77, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. The grant date fair value for phantom unit awards is based on the closing price of OMP's common units on January 21, 2020, the grant date for those awards, which was $16.69 per unit. As described above, all of the foregoing equity awards were forfeited in their entirety by the Named Executive Officers on June 12, 2020.
(3)Reflects performance-based cash incentive amounts granted under our original 2020 incentive compensation program during fiscal year 2020. As described in the Compensation Discussion and Analysis, this award was forfeited during 2020. The original performance-based cash incentive amounts (including performance goals and targets) are described in more detail above under "—Compensation Discussion and Analysis—Original 2020 Incentive Compensation Program."
(4)Reflects performance-based cash incentive amounts granted under our revised 2020 incentive compensation program during fiscal year 2020, which was prepaid in 2020 with an obligation to refund up to 100% of the compensation (on an after-tax basis) if certain specified incentive metrics were not achieved from July 1, 2020 to December 31, 2020. While Company performance could exceed target and maximum levels, the payment amount was capped at the “target” level. The amounts earned in 2020 are reported in the Non-Equity Incentive Plan Compensation column of the 2020 Summary Compensation Table. The performance-based cash incentive amounts (including performance goals and targets) are described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program."
(5)Represents restricted stock award granted to Mr. Brooks for his service as a director of the Company. The award vests in one-third annual increments on each anniversary of the grant date, subject to the director’s continued service through such date and subject to accelerated vesting upon a change in control of the Company.
(6)Reflects restricted stock awards granted under our LTIP in 2020 that were later forfeited during 2020. The restricted stock awards would have vested over a three-year period, except that such awards were forfeited in their entirety by the Named Executive Officers on June 12, 2020. The forfeiture of such awards is described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program."
(7)Reflects phantom unit awards granted under our LTIP in 2020 that were later forfeited during 2020. The phantom unit awards would have vested in three substantially equal annual installments on the day following the date that OMP pays its quarterly distribution for the quarters ending December 31, 2020, 2021, and 2022, except that such awards were forfeited in their entirety by the Named Executive Officers on June 12,

EXECUTIVE COMPENSATION
2020. The forfeiture of such awards is described in more detail above under "—Compensation Discussion and Analysis—Revised 2020 Incentive Compensation Program."
(8)These amounts do not reflect the grant of new awards, but instead represent the restricted stock subject to the 2018 Annual Award and 2019 Annual Award that were impacted by the modification of these awards to provide for accelerated vesting in connection with the Company’s emergence from bankruptcy. The closing price per share on November 12, 2020 was $0.12. Because this was treated as a modification under FASB ASC Topic 718, the incremental fair value associated with the modification of these existing awards is required to be reported in this table as stock-based compensation.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2020 Fiscal Year End
The equity awards granted to the Named Executive Officers in January 2020 were forfeited in their entirety on June 12, 2020 in exchange for certain cash incentive opportunities under our revised 2020 incentive compensation program. In connection with the Company’s emergence from bankruptcy, all outstanding equity awards granted prior to 2020, other than the phantom unit awards and Class B Unit awards, vested in accordance with their terms or the terms of the restructuring plan approved by the Bankruptcy Court. Consistent with the treatment of the Company’s other shareholders and pursuant to the Plan of Reorganization, the Named Executive Officers received a pro-rata share of warrants in exchange for their outstanding equity interests with respect to the Company. These warrants are fully vested and are excluded from the table below and instead are reflected in the Security Ownership of Certain Beneficial Owners and Management section of this Proxy Statement.
On December 29, 2020, Mr. Brooks received a grant of restricted stock in his capacity as a Director of the Company. The following table sets forth information concerning Mr. Brook’s outstanding restricted stock award and the outstanding phantom unit awards and Class B Unit awards held by our Named Executive Officers as of December 31, 2020.

	Option Awards (GP Unit Awards)				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price(3)	Option Expiration Date(3)	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Douglas E. Brooks	—	$—	$—	—	15,500(4)	$ 574,430(5)
Thomas B. Nusz	12,000	12,000	N/A	5/22/2027	—	—
Taylor L. Reid	—	11,000	N/A	5/22/2027	—	—
	—	—	—	—	12,113(6)	$ 142, 085(7)
Michael H. Lou	—	11,000	N/A	5/22/2027	—	—
	—	—	—	—	8,480(6)	$ 99,470(7)
Nickolas J. Lorentzatos	—	11,000	N/A	5/22/2027	—	—
	—	—	—	—	6,007(6)	$ 70,462(7)
__________________
(1)All Class B Units held by Mr. Nusz fully vested upon his retirement, which constituted a resignation for good reason following a change in control (as a result of the Company’s emergence from bankruptcy).
(2)We believe that, despite the fact that the Class B Units do not require the payment of an exercise price, they are similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." As of December 31, 2020, the Class B Units reflected in this column were unvested. The Class B Units will vest on May 22, 2027, the tenth anniversary of the date of grant, contingent on continuous service through such anniversary date. Such officers became eligible to receive distributions on the Class B Units from OMP GP on the second anniversary of the date of grant, including distributions paid for periods prior to such anniversary (see "Executive Compensation—Potential Payments Upon Termination and Change in Control—OMP GP LLC Class B Units").

EXECUTIVE COMPENSATION
(3)The Class B Units are not traditional options and, therefore, there is no exercise price associated with them. The expiration date reported reflects the date on which the Class B Units will vest.
(4)Mr. Brooks received an award of restricted stock on December 29, 2020 in his capacity as a Director of the Company. The award vests in one-third annual increments on each anniversary of the grant date, subject to the director’s continued service through such date and subject to accelerated vesting upon a change in control of the Company.
(5)This amount reflects the closing price of our common stock on December 31, 2020 (the last trading day of fiscal year 2020), which was $37.06, multiplied by the number of outstanding shares of restricted stock subject to the indicated award.
(6)One-third of each phantom unit award has vested and the remaining two-thirds will vest in equal installments on the day following the date that OMP paid or pays its quarterly distribution for the quarters ending December 31, 2020 and 2021. Pursuant to the terms of the award agreements, participants are eligible to receive cash dividend equivalents with respect to dividends paid prior to the settlement of the award, such dividend equivalents will be paid in cash at the time the award is settled. All phantom units held by Mr. Nusz fully vested upon his retirement, which constituted a resignation for good reason following a change in control (as a result of the Company’s emergence from bankruptcy). The accelerated vesting provisions applicable to the phantom unit awards are described below under “—Potential Payments upon Termination and Change in Control."
(7)This amount reflects the closing price of OMP's common units on December 31, 2020, which was $11.73, multiplied by the number of outstanding phantom units subject to the indicated award.
2020 Options Exercised and Stock Vested
The following table sets forth information on the restricted stock awards and PSUs held by our Named Executive Officers that vested during fiscal year 2020.

	Stock Awards

Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (1)
Douglas E. Brooks	—	$—
Thomas B. Nusz	902,131	$1,469,058
Taylor L. Reid	490,267	$646,837
Michael H. Lou	376,598	$490,184
Nickolas J. Lorentzatos	248,611	$327,746
  __________________
(1)Reflects the following restricted stock awards and PSUs held by our Named Executive Officers that vested or were earned during fiscal year 2020:

EXECUTIVE COMPENSATION

Name	2012 Retention Grant Award (a)	2017 Annual Award (b)	2018 Annual Award (c)	2019 Annual Award (d)	2016 PSU Award (e)	2017 PSU Award (f)	2018 PSU Award (g)	2019 Phantom Unit Award(h)	Total
Douglas E. Brooks	—	—	—	—	—	—	—	—	—
Thomas B. Nusz	64,400	44,933	147,400	334,840	122,225	52,283	106,160	29,890	872,241
Taylor L. Reid	38,580	26,300	86,333	203,620	52,066	25,511	51,800	6,057	484,210
Michael H. Lou	34,140	21,033	69,067	142,530	43,745	20,403	41,440	4,240	372,358
Nickolas J. Lorentzatos	17,820	12,500	45,867	101,000	28,776	12,125	27,520	3,003	245,608
(a)    This award vested in connection with the Company’s emergence from bankruptcy, which constituted a change in control of the Company.
(b)    The third 1/3 tranche of shares subject to the 2017 Annual Award vested on January 12, 2020. Since January 12, 2020 fell on a Sunday, the closing price per share used in the table is $3.24 per share from Friday, January 10, 2020.
(c)    The second 1/3 tranche of shares subject to the 2018 Annual Award vested on January 24, 2020, when the closing price per share was $2.40. The final 1/3 tranche of shares subject to the 2018 Annual Award vested on November 12, 2020 in connection with the Company’s emergence from bankruptcy in accordance with the terms of the Plan of Reorganization approved by the Bankruptcy Court. The closing price per share on November 12, 2020 was $0.12.
(d)    The first 1/3 tranche of shares subject to the 2019 Annual Award vested on January 17, 2020, when the closing price per share was $2.97. The second and third 1/3 tranches of shares subject to the 2019 Annual Award vested on November 12, 2020 in connection with the Company’s emergence from bankruptcy in accordance with the terms of the Plan of Reorganization approved by the Bankruptcy Court. The closing price per share on November 12, 2020 was $0.12.
(e)    The 4-year performance period for the PSUs granted in 2016 ended on January 19, 2020, with the final 1/3 of the initial performance units earned at 109% of target. Since January 19, 2020 fell on a Sunday, the closing price per share used in the table is $2.97 per share from Friday, January 17, 2020.
(f)    The 3-year performance period for the PSUs granted in 2017 ended on January 11, 2020, with the second 1/3 of the initial performance units earned at 77% of target. Since January 19, 2020 fell on a Sunday, the closing price per share used in the table is $2.97 per share from Friday, January 17, 2020. The performance period for the final 1/3 of the PSUs granted in 2017 ended on November 18, 2020 in connection with the Company’s emergence from bankruptcy, which constituted a change in control of the Company. On November 18, 2020, the Compensation Committee determined that 20% of the final 1/3 of the initial performance units had been earned and authorized settlement of such number of the initial performance units in the form of shares for each Named Executive Officer. The closing price per share on November 18, 2020 was $0.12.
(g)    The 2-year performance period for the PSUs granted in 2018 ended on January 23, 2020, with the first 1/3 of the initial performance units earned at 80% of target. The closing price per share on January 23, 2020 was $2.48 per share. The performance period for the second and third 1/3 of the PSUs granted in 2018 ended on November 18, 2020 in connection with the Company’s emergence from bankruptcy, which constituted a change in control of the Company. On November 18, 2020, the Compensation Committee determined that 20% of the final 1/3 of the initial performance units had been earned and authorized settlement of such number of the initial performance units in the form of shares for each Named Executive Officer. The closing price per share on November 18, 2020 was $0.12.
(h)    The first 1/3 tranche of the phantom units subject to the 2019 Annual Award vested on February 28, 2020, when the closing price per unit of OMP's common units on February 28, 2020 was $12.00 and the total Distribution Equivalent Rights per phantom unit that vested on February 28, 2020 was $2.02. The second and third 1/3 tranche of the phantom units subject to the 2019 Annual Award granted to Mr. Nusz vested upon his retirement on December 22, 2020, when the closing price per unit of OMP's common units on December 22, 2020 was $12.21 and the total Distribution Equivalent Rights per phantom unit that vested on December 22, 2020 was $3.64.

EXECUTIVE COMPENSATION
Potential Payments Upon Termination and Change in Control
Employment Agreements. In March 2018, we entered into amended and restated employment agreements with each of Messrs. Nusz, Reid, Lou and Lorentzatos (the “Prior Employment Agreements”) upon the expiration of their prior employment agreements with us. The Employment Agreements contained provisions regarding payments to be made to such individuals upon termination of their employment in certain circumstances, including in connection with a change in control. They had a fixed three-year term and generally the same material terms as the prior employment agreements. As noted in the Compensation Discussion and Analysis and as further described below, in December 2020, Mr. Nusz terminated under circumstances entitling him to severance benefits under his Prior Employment Agreement. In addition, as discussed in the Compensation Discussion and Analysis, in 2021, the Company entered into New Employment Agreements with Messrs. Nusz, Reid, Lou and Lorentzatos, which replaced the Prior Employment Agreements. This section describes the Prior Employment Agreements as such agreements were in effect on December 31, 2020. Please see the Compensation Discussion and Analysis for a discussion of the severance provisions under the New Employment Agreements.
Under the Employment Agreements, upon any termination of employment, the Named Executive Officers would have been entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Nusz, Reid, Lou or Lorentzatos was terminated due to death or “disability,” then the Named Executive Officers would have been entitled to receive the following amounts: (i) the Accrued Payments; (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to 12 months’ worth of the Named Executive Officer's base salary, payable in a lump sum within 60 days following termination, and (iv) an amount equal to 18 months’ worth of COBRA premiums, if the Named Executive Officer elected and remained eligible for COBRA, payable in a lump sum within 60 days following termination.
Termination Other Than for Cause or Good Reason. If we terminated the employment of any of Messrs. Nusz, Reid, Lou or Lorentzatos for reasons other than “cause” (including if we did not elect to renew the Employment Agreement with the Named Executive Officer), or if the Named Executive Officer terminated employment for “good reason,” and, in each case, such termination was not on or within two years following a "change in control," then the Named Executive Officer would be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the sum of (a) the aggregate amount of base salary payable for the remainder of the employment term (or, if greater, an amount equal to 12 months’ worth of the Named Executive Officer's base salary for Messrs. Lou and Lorentzatos and 24 months’ worth of base salary for Messrs. Nusz and Reid), plus (b) the aggregate of the product of (x) the Named Executive Officer's base salary as of the date of termination and (y) the target bonus percentage specified in such Named Executive Officer's Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs) calculated for each full and partial calendar year remaining in the term of the Employment Agreement (or, if greater, an amount equal to one times the product of (x) and (y) for Messrs. Lou and Lorentzatos and two times the product of (x) and (y) for Messrs. Nusz and Reid), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); plus (c) an amount equal to 18 months’ worth of COBRA premiums; and (iv) accelerated vesting of all outstanding equity awards (except as otherwise provided in the applicable award agreements). Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer's delivery to us (and nonrevocation) of a release of claims within 50 days of his termination date.
Change in Control. Under the Employment Agreements, in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” (including if we do not elect to renew the Employment Agreement with the Named Executive Officer) or by the Named Executive Officer for “good reason”, in each case, on or within two years following a “change in control,” then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments; (ii) an amount equal to 2.99 times the sum of (a) the Named Executive Officer’s annualized base salary, (b) the Named Executive Officer’s target annual performance bonus as of the date of termination, or, if greater, the average performance bonus paid or payable to the Named Executive

EXECUTIVE COMPENSATION
Officer for the two calendar years preceding the date of termination (or, under the 2018 amended and restated Employment Agreements, preceding the change in control); (iii) an amount equal to 18 months’ worth of COBRA premiums; (iv) full vesting of all outstanding unvested equity awards (except as otherwise provided in the applicable award agreements); and (v) a pro-rata portion of the Named Executive Officer’s target annual performance bonus as of the date of termination.
No Gross-Up Payments. In the event any payments made pursuant to the Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that were subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, we would not provide any gross-up payment for such excise taxes. Instead, the Employment Agreements provided that any golden parachute payments would be paid to the Named Executive Officer in full (with the Named Executive Officer responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would have resulted in a better net after tax position for the Named Executive Officer.
Messrs. Nusz, Reid, Lou and Lorentzatos are subject to certain confidentiality, noncompete and nonsolicitation provisions contained in the Prior Employment Agreements, which continue in effect under the New Employment Agreements. The confidentiality covenants are perpetual, while the noncompete and nonsolicitation covenants apply during the term of the Employment Agreements and for 12 months following the Named Executive Officer's termination date, except that the latter covenants will cease to apply if the Named Executive Officer is terminated for any reason on or after a change in control.
OMP GP LLC Class B Units. OMP GP, the general partner of OMP, our midstream MLP, holds 100% of the incentive distribution rights of OMP. These incentive distribution rights entitle OMP GP to an increasing share of distributions made by OMP once certain return thresholds have been achieved by OMP. On May 22, 2017, OMP GP issued Class B Units to certain of our employees, including our Named Executive Officers, as consideration for their services to the Company and to facilitate the long-term retention of key management personnel. Consequently, the Class B Units will not become fully vested until the tenth anniversary of the date of grant. Upon the second anniversary of the date of grant, holders of Class B Units became eligible to receive distributions from OMP GP, including distributions paid for periods prior to such anniversary, that result from distributions by OMP on the OMP incentive distribution rights held by OMP GP. The Class B Units are intended to constitute "profits interests" for federal tax purposes and are not traditional options.
The Class B Units represent approximately 8% of the outstanding units of OMP GP, and our currently-serving Named Executive Officers own, collectively, approximately 40% of the Class B Units. These awards contain certain forfeiture and accelerated vesting provisions in the event specified events occur prior to the tenth anniversary of the date of grant.
Death or Disability. If a Named Executive Officer’s employment is terminated due to death or disability, all restricted Class B Units will be subject to OMP GP's right to call the restricted Class B Units at their fair market value.
Without Cause or For Good Reason. If a Named Executive Officer’s employment is terminated without cause or for good reason, all restricted Class B Units will be subject to OMP GP's right to call the restricted Class B Units at their fair market value.
For Cause. Upon a termination for Cause, all Class B Units, whether or not vested, will be forfeited by the grantee.
Without Good Reason. If a Named Executive Officer resigns without good reason, the recipient may forfeit a certain number of the restricted Class B Units granted. Those Class B Units not forfeited will be subject to OMP GP's right to call such units at fair market value. The number of Class B Units forfeited is determined by reference to the number of anniversaries of the date of grant which have occurred and the level of distributions made by OMP to its limited partners, in each case, as of the date of termination.
Change in Control. If a Named Executive Officer is terminated without cause or resigns for good reason within two years following a “change in control of the Company” or a “change in control of OMP GP,” all restricted Class B Units will become fully vested upon such termination. Mr. Nusz fully vested in his outstanding Class B Units upon his December 2020 termination of employment from the Company.

EXECUTIVE COMPENSATION
Phantom Unit Awards. Our Named Executive Officers each hold outstanding awards of phantom units granted under the LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—2020 Executive Compensation Decisions—Long-Term Equity-Based Incentives.” The vesting of the phantom unit awards will accelerate in full if a Named Executive Officer’s employment is terminated due to either death or disability.
Quantification of Payments
The table below discloses the amount of compensation and/or benefits due to our Named Executive Officers, other than Mr. Nusz, in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2020. Other than with respect to Mr. Nusz, the amounts below constitute estimates of the amounts that would be paid to our Named Executive Officers upon their respective terminations and/or upon a change in control under their compensatory arrangements in effect on December 31, 2020, and do not include any amounts accrued through December 31, 2020 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all of our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”
As described above, Mr. Nusz retired as Chief Executive Officer and as a director of the Company, effective December 22, 2020, and ceased to be employed by the Company on December 30, 2020. Mr. Nusz’s retirement constituted a resignation for good reason that occurred following a change of control (as a result of Company’s emergence from bankruptcy). Mr. Nusz was entitled to receive the following severance payments and benefits as a result of his retirement: (i) an amount equal to 2.99 times his annualized base salary for 2020 and his target bonus in effect for 2020 ($5,393,960); (ii) 18 months’ worth of COBRA premiums at $1,355.17 per month ($24,393); and (iii) the acceleration of his unvested phantom units, which have a value of $315,843 based on the closing price of OMP’s common units on December 22, 2020, which was $12.21 plus the Distribution Equivalent Rights earned per unit of $3.64, multiplied by the number of such unvested phantom units.

EXECUTIVE COMPENSATION

Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason(1)	Termination Without Cause or for Good Reason Following a Change in Control	Change in Control
Douglas E. Brooks
Salary(2)	$—	$—	$—	$—
Bonus Amounts(2)	$—	$—	$—	$—
COBRA Premiums(3)	$—	$—	$—	$—
Change in Control Payments(4)	$—	$—	$—	$—
Accelerated Equity Vesting(5)	$—	$—	$—	$574,430
Class B Units(6)	$—	$—	$—	$—
Total(7)	$—	$—	$—	$574,430
Taylor L. Reid
Salary(2)	$600,000	$1,950,000	$—	$—
Bonus Amounts(2)	$—	$1,950,000	$—	$—
COBRA Premiums(3)	$36,087	$36,087	$36,087	$—
Change in Control Payments(4)	$—	$—	$3,588,000	$—
Accelerated Equity Vesting(5)	$142,085	$142,085	$142,085	$—
Class B Units(6)	$—	$—	$1,377,090	$—
Total(7)	$778,172	$4,078,172	$5,143,262	$—
Michael H. Lou
Salary(2)	$480,000	$1,560,000	$—	$—
Bonus Amounts(2)	$—	$1,560,000	$—	$—
COBRA Premiums(3)	$36,087	$36,087	$36,087	$—
Change in Control Payments(4)	$—	$—	$2,870,400	$—
Accelerated Equity Vesting(5)	$99,470	$99,470	$99,470	$—
Class B Units(6)		$—	$1,377,090	$—
Total(7)	$615,557	$3,255,557	$4,383,047	$—
Nickolas J. Lorentzatos
Salary(2)	$425,000	$1,381,250	$—	$—
Bonus Amounts(2)	$—	$1,381,250	$—	$—
COBRA Premiums(3)	$36,087	$36,087	$36,087	$—
Change in Control Payments(4)	$—	$—	$2,287,350	$—
Accelerated Equity Vesting(5)	$70,462	$70,462	$70,462	$—
Class B Units(6)	$—	$—	$1,377,090	$—
Total(7)	$531,549	$2,869,049	$3,770,989	$—
__________________
(1)Also reflects amounts for termination due to non-extension of the Employment Agreements.
(2)Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2019. For purposes of calculating any pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer by our Compensation Committee for 2019 service was used, without pro-ration, since December 31, 2019 was the last day of the calendar year to which such bonus related. For purposes of quantifying the amount of the severance payments to Messrs. Nusz, Reid, Lou and Lorentzatos in the event of their termination without “cause” or for “good reason,” that does not occur on or within two years following a change in control, (a) the “Salary” amount was calculated as the base salary that the Named Executive Officer would have received for a period of 12 months, for Messrs. Lou and Lorentzatos, and 24 months, for Messrs. Nusz and Reid, and (b) the “Bonus Amount” was calculated, for Messrs. Lou and Lorentzatos, as the target bonus in effect for 2019, plus the pro-rata bonus

EXECUTIVE COMPENSATION
amount, and for Messrs. Nusz and Reid as 2 times the target bonus in effect for 2019, plus the pro-rata bonus amount.
(3)Reflects 18 months’ worth of COBRA premiums at $36,087 for each of Messrs. Reid, Lou, and Lorentzatos.
(4)The amount of severance payments to each of Messrs. Reid, Lou, and Lorentzatos in the event of his termination without "cause" or for "good reason" on or within two years following a change in control, was calculated as the sum of (a) 2.99 times annualized base salary for 2020, plus (b) 2.99 times the product of annualized base salary for 2020 and the employee’s target performance bonus percentage.
(5)The value of accelerated phantom unit awards is based on the closing price of OMP’s common units on December 31, 2020, which was $11.73 plus the Distribution Equivalent Rights earned per unit of $3.64, multiplied by the number of such unvested phantom units, multiplied by the number of outstanding phantom units that would vest upon the occurrence of the event indicated. For Mr. Brooks, the amount reported reflects the accelerated vesting of his outstanding restricted stock awards that would occur upon a change in control of the Company based on our year-end stock price of $37.06 per share. The values reported in the table above only take into account awards that were outstanding on December 31, 2020.
(6)The Class B Units are intended to constitute “profits interests" for federal tax purposes and as such, the actual value of the Class B Units was not readily quantifiable as of December 31, 2020. For purposes of this table, the value of the accelerated Class B Units is based upon the most recent internal valuation of the Class B Units obtained by the Company for purposes of exercising its call right to repurchase Class B Units from a former holder. The amount reported reflects the internal Class B Unit valuation multiplied by the number of outstanding Class B Units that would become vested upon the occurrence of the event indicated.
(7)The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Employment Agreements. The Employment Agreements provide that golden parachute payments will be paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the Employment Agreements.

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our principal executive officer. Under SEC disclosure rules, because we had multiple principal executive officers during 2020, we are combining the compensation received by each principal executive officer for the period in which each served as chief executive officer and, accordingly, the annual total compensation for the principal executive officer is an aggregate of the current CEO’s compensation as of December 22, 2020 (Mr. Brooks) and the former CEO (Mr. Nusz) for all payment elements. We have excluded for this purpose separation benefits received by Mr. Nusz following his separation from the Company.
For 2020, our last completed fiscal year:
■The median of the annual total compensation of all employees of the Company (other than the CEO) was $141,110; and
■The annual total compensation of our CEO, calculated as discussed above, was $7,509,618.
■Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 53.2 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
■We determined that, as of December 31, 2020, our employee population consisted of approximately 430 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2021). This population consisted of our full-time, part-time, and temporary employees.
■We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020 and the cash incentive award granted in respect of 2020 service and performance. Because all annual equity awards granted in 2020 were ultimately forfeited in exchange for certain cash incentive opportunities under our revised 2020 incentive compensation program, we did not consider equity awards granted in 2020 in determining our median employee.
■We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees are located in the United States, we did not make any cost of living adjustments in identifying the median employee.
■After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2020 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $141,110.

OUR SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 5, 2021 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.
The table also presents information regarding the beneficial ownership of common units of Oasis Midstream Partners LP ("OMP") as of March 5, 2021 by (i) each named executive officer of the Company, (ii) each director of the Company (including our nominees) and (iii) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of OAS Shares	Percentage of Class(1)	Number of OAS Warrants	Percentage of Class(2)	Number of OMP Common Units	Percentage of Class(3)
JPMorgan Chase & Co.(4)	2,355,927	11.7%
Capital World Investors(5)	2,094,997	10.4%
Lord, Abbet & Co. LLC (6)	1,440,628	7.2%
Allianz Global Investors U.S. Holdings LLC (7)	1,398,037	7.0%
Western Asset Management Company, LLC (8)	1,068,512	5.3%
Aristeia Capital, L.L.C.(9)	1,035,773	5.2%
Douglas E. Brooks(10)	18,860	*	3	*
Taylor L. Reid(10)	—	*	1,733	*	21,163	*
Michael H. Lou(10)	—	*	558	*	8,480	*
Nickolas J. Lorentzatos(10)	—	*	368	*	6,007	*
Samantha Holroyd(10)	15,500	*
John Jacobi(10)	15,500	*
N. John Lancaster, Jr.(10)	15,500	*
Robert McNally(10)	15,500	*
Cynthia Walker(10)	15,500	*
All directors and executive officers as a group (9 persons)(10)	96,360	0.5%	2,662	*	35,650	*
__________________

*	Less than 1%.
(1)Based upon an aggregate of 20,093,083 shares outstanding as of March 5, 2021.
(2)Based upon an aggregate of 1,621,558 warrants outstanding as of March 5, 2021.
(3)Based upon an aggregated of 20,077,680 common units outstanding as of March 5, 2021.
(4)According to a Schedule 13G/A, dated January 29, 2021, filed with the SEC by JPMorgan Chase & Co., it has sole voting power over 2,051,213 of these shares, sole dispositive power over 2,329,657of these shares, and shared voting and dispositive power over 26,270 of these shares. JPMorgan Chase & Co. filed this 13G as a parent holding company for the following subsidiaries: J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, National Association, JPMorgan Asset Management (UK) Limited. The address of JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

OUR SHAREHOLDERS
(5)According to a Schedule 13G, dated January 11, 2021, filed with the SEC by Capital World Investors ("CWI") it has sole voting power over 2,094,997 of these shares, sole dispositive power over 2,094,997 of these shares, and shared voting and dispositive power over 0 of these shares. CWI is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors." The address of CWI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(6)According to Schedules 13G, dated February 12, 2021, filed with the SEC by Lord, Abbet & Co. LLC and Lord Abbet Investment Trust - Lord Abbet Short Duration Income Fund (together "Lord Abbet"), Lord Abbet has sole voting power over 1,440,628 of these shares, sole dispositive power over 1,440,628 of these shares, and shared voting and dispositive power over 0 of these shares. The address of Lord Abbet is 90 Hudson Street, Jersey City, NJ 07302.
(7)According to a Schedule 13G, dated February 10, 2021, jointly filed with the SEC by Allianz Global Investors U.S. Holdings LLC ("AGI US Holdings") and Allianz Global Investors GmbH ("AGI GmbH"), Allianz Global Investors U.S. LLC and Allianz Global Investors Taiwan Ltd., affiliates of AGI US Holdings, have sole voting and dispositive power over 192,913 and 11,191 shares, respectively. AGI GmbH has sole voting power and dispositive power over 1,193,933 shares. The address of AGI US Holdings is 1633 Broadway, New York, NY 10019. The address of AGI GmbH is Bockenheimer Landstrasse 42-44, Frankfurt, 2M 60323 Germany.
(8)According to a Schedule 13G, dated January 29, 2021, filed with the SEC by Western Asset Management Company, LLC, it has sole voting power and dispositive power over 1,068,512 of these shares. The address of Western Asset Management Company, LLC is 385 E. Colorado Blvd., Pasadena, CA 91101.
(9)According to a Schedule 13G, dated February 16, 2021, filed with the SEC by Aristeia Capital, L.L.C., it has sole voting power and dispositive power over 1,035,773 of these shares. The address of Aristeia Capital, L.L.C. is One Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.
(10) Executive officer or director of the Company.

USERS' GUIDE
USERS’ GUIDE
The Board of Directors of the Company (the "Board of Directors" or the "Board") requests your Proxy for the Annual Meeting that will be held on Wednesday, April 28, 2021, at 9:00 a.m. Central Time, at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002 (the "Annual Meeting"). By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on April 28, 2021;
The proxy statement and annual report for 2020 are available at www.proxyvote.com

The Company is making its proxy materials available, including this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, to its shareholders of record as of the close of business on March 5, 2021 beginning on March 18, 2021.
When and where is the Annual Meeting?
The Annual Meeting will be held at the offices of the Company, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, April 28, 2021, at 9:00 a.m. Central Time.
Who may vote?
You may vote if you were a holder of record of the Company's common stock as of the close of business on March 5, 2021, the record date for the Annual Meeting. Each share of the Company's common stock is entitled to one vote at the Annual Meeting. On the record date, there were 20,093,083 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with the Company's common stock.
May I attend the Annual Meeting?
Yes, if you were a shareholder of record as of the close of business on March 5, 2021. You must present valid, government‑issued picture identification, such as a driver’s license, before being admitted to the Annual Meeting. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on March 5, 2021, the record date for receiving notice of, attending, and voting at the Annual Meeting. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability or proxy card, if you received one, will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://www.proxyvote.com.
What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Item 1 — Election of Directors	FOR
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021	FOR
Item 3 — Advisory vote to approve the Company's Named Executive Officer compensation	FOR
A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board's recommendation. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted in accordance with the

USERS' GUIDE
discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
What is the effect of an “advisory” vote?
An advisory vote is not binding on our Board of Directors or the Compensation Committee will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a shareholder of the Company.
How do I vote?
You may vote by any of the four methods listed below. If your stock is held in street name (in the name of a bank, broker, or other holder of record), please see "How do beneficial owners vote?" below.
: Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice of Internet Availability to access the proxy materials, or on the proxy card, if you received one by mail. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, April 27, 2021.
( Telephone. Vote by telephone by following the instructions on the Notice of Internet Availability to access the proxy materials, or on the proxy card, if you received one by mail. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Tuesday, April 27, 2021.
, Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by April 27, 2021.
C Meeting. You may attend and vote at the Annual Meeting.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?
No.
If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?
Yes.

USERS' GUIDE
How do beneficial owners vote?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.
Can I revoke my proxy?
Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:
•voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on Tuesday, April 27, 2021;
•voting in person at the Annual Meeting;
•delivering to the Company's Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or
•giving notice to the inspector of elections at the Annual Meeting.

If you are a street name shareholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
How many votes must be present to hold the Annual Meeting?
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
If a quorum is not present, a majority of the shareholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
What is a broker non-vote?
The NASDAQ permits brokers to vote their customers’ stock held in street name on routine matters ("Discretionary Items") when the brokers have not received voting instructions from their customers. The NASDAQ does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.
What routine matters will be voted on at the Annual Meeting?
Item 2, the ratification of the independent registered public accounting firm is the only "routine" matters on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.
What non-routine matters will be voted on at the Annual Meeting?
Item 1, the election of directors and Item 3, the advisory vote to approve our Named Executive Officer compensation, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

USERS' GUIDE
How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the shareholders?
The Board recommends a vote FOR each of the following three Items:

Proposal	Vote Required	Page Number
Item 1 — Election of Directors	Majority of shares cast Director Resignation Policy - Directors required to submit resignation to the Board if more "against" votes than "for" votes are received Effect of Abstentions - None Effect of Broker Non-vote - None	1
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021	Majority of shares present Effect of Abstentions - vote against No Broker Non-votes - Discretionary Item	31
Item 3 — Advisory vote to approve the Company's Named Executive Officer compensation	Majority of shares present Effect of Abstentions - vote against Effect of Broker Non-vote - None	33
Each of Items 2 and 3 will be approved if it receives the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting.
Although the advisory vote on our Named Executive Officer compensation is non-binding, the Board will review the results of such votes and, consistent with our record of shareholder engagement, will take the results into account when making decisions going forward. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.
Could other matters be decided at the Annual Meeting?
We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.
What is the Director Resignation Policy?
The Company’s bylaws provide for the election of directors by a majority of votes cast and require a director nominee in an uncontested election who receives more votes "against" than votes "for" his or her election to tender his or her resignation to the Board of Directors for its consideration. In such event, the Nominating, Environmental, Social & Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. Promptly following its decision, the Board will publicly disclose its decision together with a description of the process by which the decision was reached. The Company believes that this majority vote standard ensures accountability while preserving the ability of the Board to exercise its judgment in the best interest of all shareholders. Abstentions will not be taken into account in director elections.
Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.oasispetroleum.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or

USERS' GUIDE
furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at http://www.sec.gov.
How can I view the shareholder list?
In accordance with Delaware General Corporation Law, a complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing, for purposes germane to the Annual Meeting, during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1001 Fannin Street, Suite 1500, Houston, Texas 77002.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company will bear all costs of solicitation. Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. None of our officers or employees will receive any extra compensation for soliciting you. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate votes for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.
Who will tabulate and certify the vote?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.
If I want to submit a shareholder proposal for the 2022 Annual Meeting, when is that proposal due?
If you are an eligible shareholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2022 Annual Meeting, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, no later than December 1, 2021, unless the Company notifies the shareholders otherwise. We will only consider proposals that are timely and meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws.
Any shareholder of the Company who desires to submit a proposal for action at the 2022 Annual Meeting, but does not wish to have such proposal included in the Company's proxy materials, must submit such proposal to the Company at its principal executive offices so that it is received between December 29, 2021 and January 28, 2022, unless the Company notifies the shareholders otherwise. In addition to being proper for shareholder action and in compliance with applicable law, such proposal must be submitted in accordance with, and include the information and materials required by, the Company's Amended and Restated Bylaws and, to the extent applicable, the Charter.
If I want to nominate a director for the 2022 Annual Meeting, when is that nomination due?
The Nominating, Environmental, Social & Governance Committee will consider any nominee recommended by shareholders for election at the annual meeting of shareholders to be held in 2022 if that nomination is submitted in writing, between December 29, 2021 and January 28, 2022, to the Corporate Secretary at the Company's principal executive office. With respect to each such nominee, the following information must be provided to the Company with the written nomination: (i) information about the nominee which is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission, including Regulation 14A of the Securities Exchange Act of 1934; and (ii) information and materials required by, the Company's Amended and Restated Bylaws and, to the extent applicable, the Charter.
Eligible shareholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 2.12 of the Company's Amended and Restated Bylaws. An eligible shareholder generally must deliver the Stockholder Notice (as defined in our Bylaws) to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders and otherwise comply with all of the requirements of the Bylaws. For the 2022 Annual Meeting of Shareholders, we

USERS' GUIDE
must receive notice of the nomination for inclusion in the Company’s proxy materials no later than November 17, 2021.
How can I obtain a copy of the Annual Report on Form 10-K?
Shareholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas, 77002, or by calling (281) 404-9600. Alternatively, shareholders can access our Annual Report on Form 10-K on the Company's website at www.oasispetroleum.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.
Will I get more than one copy of the proxy statement and annual report if there are multiple shareholders at my address?
One copy of this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to shareholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any shareholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more shareholders with a shared address are currently receiving only one copy of the Proxy Materials, then the shareholders may request to receive multiple packages in the future, or if a shareholder is currently receiving multiple packages of the Proxy Materials, then the shareholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9600.
*****
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors

Nickolas J. Lorentzatos
Corporate Secretary
Houston, Texas
March 18, 2021

OASIS PETROLEUM

OASIS PETROLEUM INC.
1001 FANNIN STREET, SUITE 1500
HOUSTON, TX 77002

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/27/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/27/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. To elect six directors to serve until the 2022 Annual Meeting:

Nominees

	For	Against	Abstain
1a. Douglas E. Brooks	☐	☐	☐
1b. Samantha Holroyd	☐	☐	☐
1c. John Jacobi	☐	☐	☐
1d. N. John Lancaster, Jr.	☐	☐	☐
1e. Robert McNally	☐	☐	☐
1f. Cynthia L. Walker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000492158_1 R1.0.0.169

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

OASIS PETROLEUM INC.
Annual Meeting of Stockholders
April 28, 2021 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Douglas E. Brooks and Nickolas J. Lorentzatos, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Oasis Petroleum Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Offices of Oasis Petroleum Inc, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, on Wednesday, April 28, 2021, at 9:00 a.m. Central Time (the "Annual Meeting"), and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" AS TO ITEMS 2 AND 3. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

Continued and to be signed on reverse side

0000492158_2 R1.0.0.169